Filed Pursuant to Rule 424(b)(5)
Registration No. 333-277565

Prospectus Supplement
(To Prospectus dated March 28, 2024)

265,000 Ordinary Shares
1,427,308 Pre-Funded Warrants to Purchase up to 1,427,308 Ordinary Shares
Up to 1,427,308 Ordinary Shares underlying such Pre-Funded Warrants

We are offering to an investor in a registered direct offering 265,000 of our ordinary shares, par value 0.20 New Israeli Shekels, or NIS, per share, or ordinary shares, together with pre-funded warrants to purchase up to 1,427,308 ordinary shares, or the pre-funded warrants, through this prospectus supplement and the accompanying prospectus. The pre-funded warrants have an exercise price of $0.0001 per ordinary share, are immediately exercisable and may be exercised at any time until exercised in full, subject to the limitation that exercise may not result in the investor’s beneficial ownership exceeding 4.99% of our outstanding ordinary shares. This prospectus supplement and the accompanying prospectus also relate to the issuance of ordinary shares upon the exercise of the pre-funded warrants sold in this offering.

In a concurrent private placement with the same investor, or the concurrent private placement, we are issuing unregistered ordinary warrants, or the ordinary warrants, consisting of Series A ordinary warrants to purchase up to 1,692,308 ordinary shares, or the Series A warrants, and unregistered Series B ordinary warrants to purchase up to 1,692,308 ordinary shares, or the Series B warrants. The Series A warrants have an exercise price of $3.55 per share, are immediately exercisable upon issuance and will expire five years from issuance. The Series B warrants have an exercise price of $3.55 per share, are immediately exercisable upon issuance and will expire eighteen months from issuance.

Each ordinary share or pre-funded warrant is being sold together with one privately-placed Series A warrant to purchase one ordinary share and one privately-placed Series B warrant to purchase one ordinary share. The combined purchase price per ordinary share and accompanying Series A warrant and Series B warrant is $3.25. The combined purchase price per pre-funded warrant and accompanying Series A warrant and Series B warrant is $3.2499, which is equal to the combined purchase price per ordinary share and accompanying Series A warrant and Series B warrant, less $0.0001.

The ordinary warrants and the ordinary shares issuable upon the exercise of the ordinary warrants are being offered pursuant to the exemptions provided in Section 4(a)(2) under the Securities Act of 1933, as amended, or the Securities Act, and Rule 506(b) of Regulation D promulgated thereunder, and they are not being offered pursuant to this prospectus supplement and the accompanying prospectus.

Our ordinary shares are listed on the Nasdaq Capital Market, or Nasdaq, under the symbol “EVGN”. The aggregate market value of our outstanding ordinary shares held by non-affiliates as of the date of this prospectus supplement was approximately $34,664,374 based on 5,100,438 ordinary shares outstanding, 5,016,552 of which were held by non-affiliates, and a per share price of $6.91 based on the closing sale price of our ordinary shares on June 27, 2024. During the twelve calendar months prior to and including the date hereof, we have sold securities for aggregate gross proceeds of $85,010 pursuant to General Instruction I.B.5. of Form F-3.

There is no established public trading market for the ordinary warrants or pre-funded warrants, and we do not expect a market to develop. Without an active trading market, the liquidity of the ordinary warrants and pre-funded warrants will be limited. In addition, we do not intend to apply for a listing of the ordinary warrants or pre-funded warrants on any national securities exchange or other nationally recognized trading system.

Investing in any of our securities involves a high degree of risk. See the “Risk Factors” section beginning on page S-7 of this prospectus supplement and page 2 of the accompanying prospectus, as well as our other filings that are incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission, or the SEC, nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

We have engaged A.G.P./Alliance Global Partners LLC to act as our placement agent, which we refer to as the Placement Agent, in connection with the securities offered by this prospectus supplement and the accompanying prospectus. The Placement Agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of securities but has agreed to use its best efforts to sell the securities offered by this prospectus supplement and accompanying prospectus. We have agreed to pay the Placement Agent a fee based on the aggregate proceeds raised in this offering as set forth in the table below:

	Per Share and Privately-Placed Series A and Series B Warrants	Per Pre-Funded Warrant and Privately- Placed Series A and Series B Warrants	Total
Offering price	$3.2500	$3.2499	$5,499,858
Placement Agent fees(1)	$0.2275	$0.2275	$384,990
Proceeds, before expenses, to us(2)	$3.0225	$3.0224	$5,114,868

(1)
We have agreed to pay the Placement Agent a cash placement commission equal to 7.0% of the aggregate gross proceeds from the sale of the securities sold in this offering. We have also agreed to reimburse the Placement Agent for certain expenses incurred in connection with this offering and the concurrent private placement. See “Plan of Distribution” beginning on page S-15 for additional information regarding the compensation to be paid to the Placement Agent.

(2)
The amount of the offering proceeds to us presented in this table does not give effect to any exercise of the pre-funded warrants issued in this offering or ordinary warrants being issued in the concurrent private placement.

Delivery of the securities being offered pursuant to this prospectus supplement and the accompanying prospectus is expected to be made on or about August 26, 2024, subject to the satisfaction of certain closing conditions.

Sole Placement Agent

A.G.P.

This prospectus supplement is dated August 23, 2024

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PAGES

PROSPECTUS

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a shelf registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. This document is in two parts: (i) this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein and (ii) a shelf registration statement on Form F-3 (File No. 333-277565) that the SEC declared effective on March 28, 2024. Generally, when we refer to this prospectus, we are referring to all parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date, for example, a document incorporated by reference in the accompanying prospectus, the statement in the document having the later date modifies or supersedes the earlier statement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

You should rely only on the information contained in this prospectus supplement or the accompanying prospectus, or incorporated by reference herein. We have not authorized, and the Placement Agent has not authorized, anyone to provide you with information that is different. The information contained in this prospectus supplement or the accompanying prospectus, or incorporated by reference herein or therein is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our ordinary shares. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement, and “Incorporation of Certain Documents by Reference” in the accompanying prospectus.

We are offering to sell, and seeking offers to buy, the securities offered by this prospectus supplement only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the securities offered by this prospectus supplement in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the ordinary shares and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

As used herein, and unless the context suggests otherwise, the terms “Evogene,” “we,” “us,” “our,” “our company” and “the Company” refer to Evogene Ltd. and its consolidated subsidiaries, consisting of: Ag Plenus Ltd., or Ag Plenus; Biomica Ltd., or Biomica; Canonic Ltd., or Canonic; Casterra Ag Ltd., or Casterra; Evogene Inc.; Lavie Bio Ltd., or Lavie Bio; and their consolidated subsidiaries.

All historical quantities of ordinary shares and per share data presented herein give retroactive effect to our 1-for-10 reverse share split effected prior to the start of trading on Nasdaq on July 25, 2024.

All trademarks or trade names referred to in this prospectus supplement and the accompanying prospectus are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus supplement are referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend the use or display of other companies’ trademarks and trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.
S - ii

NOTE ON FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus contain, and our officers and representatives may from time to time make, “forward-looking statements,” which include information relating to future events, future financial performance, financial projections, strategies, expectations, competitive environment and regulation. Words such as “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” “goal,” “seek,” “project,” “strategy,” “likely,” and similar expressions, as well as statements in future tense, identify forward-looking statements. Forward-looking statements are neither historical facts, nor should they be read as a guarantee of future performance or results and may not be accurate indications of when such performance or results will be achieved. Forward-looking statements are based on information we have when those statements are made or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to:

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the current war between Israel and each of Hamas and Hezbollah, and any worsening of the situation in Israel, such as further mobilizations or escalation in the northern border of Israel or escalation to a wider regional war;

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our and our subsidiaries’ reliance, and expected continued reliance, on third parties to conduct certain activities, such as our field-trials and pre-clinical studies, which third parties may not successfully carry out their contractual duties, comply with regulatory requirements or meet expected deadlines, causing delays for us and our subsidiaries;

●	our need for substantial additional capital in the future, which may dilute our shareholders;

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our subsidiary financings, which have diluted, and may continue to dilute, our equity holdings in our subsidiary companies, which negatively impacts our results of operations, including revenues, and reduces the value that may be created in those subsidiary companies;

●	uncertainty as to whether our discoveries and product candidates will result in commercially viable products;

●	our lengthy and uncertain product development cycles, as a result of which various factors may delay or prevent commercialization of our product candidates;

●	whether we can maintain our Computational Predictive Biology, or CPB, platform and its technological engines, upon which our research and development activities are substantially dependent;

●	whether we can efficiently produce and scale our products, whether in-house or through contractors, upon which our commercialization goals are dependent;

●	whether we or our collaborators can meet obligations under our collaboration agreements;

S - iii

●
our dependence on a few collaborators to develop and commercialize product candidates, whereby a reduction in research spending by key companies in our target markets could threaten our collaborations;

●	whether we can maintain our collaboration agreements with our current collaborators or enter into new collaboration agreements and expand our research and development to new fields;

●	whether we and our collaborators are able to allocate the resources needed to develop commercial products from our discoveries and product candidates;

●	whether we or our collaborators receive regulatory approvals for the product candidates developed by us or our collaborators;

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whether milestones are met by us or by our collaborators with respect to our product candidates that generate revenues and whether products containing or based on our discoveries are commercialized and generate revenues or royalties;

●	our operation in multiple industries, in each of which we compete with multiple companies with much greater resources than us, which could dilute our resources if we do not compete successfully;

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whether our majority-owned subsidiary Lavie Bio is able to establish successful marketing distribution and/or retail channels for the commercialization of its products in order to meet its commercialization plans;

●	our current need, and possible future need, for licenses of third-party technology that may not be available to us on commercially reasonable terms;

●	whether we can attract, recruit, retain and develop qualified employees;

●	the additional market and operational risks to which we are exposed as a result of current or future operations outside of Israel, and our contracts with foreign businesses;

●	whether third-party seed growers in Africa and Brazil deliver seeds on time to Casterra;

●	potential disruption to our information technology and systems, which could adversely affect our reputation and future demand for our products or collaborative relationships;

●	our licenses granted to our collaborators, which may limit our opportunities to enter into additional licensing or other arrangements;

●	the terms of our Israeli government grants, which may require us to satisfy specified conditions in order to manufacture products and transfer technologies supported by such grants outside of Israel;

●	our exposure to the potential adverse impact of unsuccessful growing cycles and/or adverse weather conditions;

●	changes to patent laws in applicable jurisdictions, which may impair our ability to protect our product candidates; and

●	those additional risk factors described in our annual report on Form 20-F for the year ended December 31, 2023, which we filed with the SEC on March 28, 2024.

The foregoing does not represent an exhaustive list of matters that may be covered by the forward-looking statements contained herein, in the accompanying prospectus and in the documents incorporated by reference herein or therein or risk factors that we are faced with that may cause our actual results to differ from those anticipated in our forward-looking statements. Please see “Risk Factors” for additional risks which could adversely impact our business and financial performance.
S - iv

Moreover, new risks regularly emerge and it is not possible for our management to predict or articulate all risks we face, nor can we assess the impact of all risks on our business or the extent to which any risk, or combination of risks, may cause actual results to differ from those contained in any forward-looking statements. The Private Securities Litigation Reform Act of 1995 and Section 27A of the Securities Act of 1933, as amended, do not protect any forward-looking statements that we make in connection with this offering. All forward-looking statements included in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein are based on information available to us as of the date of this prospectus supplement or the date of the applicable document incorporated by reference. Except to the extent required by applicable laws or rules, we undertake no obligation to publicly update or revise any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained above and throughout this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. We qualify all of our forward-looking statements by these cautionary statements.

IN ADDITION TO THE ABOVE RISKS, BUSINESSES ARE OFTEN SUBJECT TO RISKS NOT FORESEEN OR FULLY APPRECIATED BY OUR MANAGEMENT. IN REVIEWING THIS PROSPECTUS SUPPLEMENT, THE ACCOMPANYING PROSPECTUS AND THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN AND THEREIN, POTENTIAL INVESTORS SHOULD KEEP IN MIND THAT THERE MAY BE OTHER POSSIBLE RISKS THAT COULD BE IMPORTANT.

S - v

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about us, this offering and information appearing elsewhere in this prospectus supplement, in the accompanying prospectus and in the documents incorporated by reference herein and therein. This summary is not complete and does not contain all the information you should consider before investing in our securities pursuant to this prospectus supplement and the accompanying prospectus. Before making an investment decision, to fully understand this offering and its consequences to you, you should carefully read this entire prospectus supplement and the accompanying prospectus, including “Risk Factors,” the financial statements, and related notes, and the other information incorporated by reference herein and therein.

When used herein, unless the context requires otherwise, references to “Evogene”, the “Company,” “our company”, “we”, “our”, and “us” refer to Evogene Ltd.., an Israeli company, including (unless the context requires otherwise) its consolidated subsidiaries.

Overview of Our Company

We are a leading computational biology company aiming to revolutionize life-science product development across several market segments, including human health, agriculture, and other industries, by utilizing cutting-edge computational technologies.

The main challenge in product development in the life science industry is finding the winning candidates out of a vast number of possible prospects that address a complex myriad of criteria to reach successful products. We believe that by utilizing an advanced computational biology platform to identify the most promising candidates addressing multiple development challenges toward successful life-science products, we can increase the probability of success while reducing time and cost.

To achieve this mission, we established our unique Computational Predictive Biology, or CPB, platform, leveraging big data and artificial intelligence and incorporating deep multidisciplinary understanding in life sciences. The CPB platform is the basis for three technology engines; each focused on the direction and acceleration of the discovery and development of products based on one of the following core components: Microbes – MicroBoost AI; Small molecules – ChemPass AI; and Genetic elements – GeneRator AI. In 2023, we emphasized our research and development efforts on MicroBoost AI and ChemPass AI, and we plan to maintain this focus moving forward.

We use our technological engines to support the development of life science-based products through dedicated subsidiaries and with strategic partners. Currently, our main activities are directed through our subsidiaries, which utilize the technological engines to develop human microbiome-based therapeutics by Biomica, ag-chemicals by Ag Plenus, ag-biologicals by Lavie Bio and castor seeds for bio-based industrial applications by Casterra.

For additional information about our business, you should refer to our reports under the Securities Exchange Act of 1934, as amended, or the Exchange Act, referenced under the heading “Incorporation of Certain Information by Reference.” Before making an investment decision, you should read this entire prospectus supplement and the accompanying prospectus, and our other filings with the SEC, including those filings incorporated herein and therein by reference, carefully, including the sections entitled “Risk Factors” and “Note on Forward-Looking Statements” or “Forward-Looking Statements”, as applicable.

Recent Developments

Results of Operations for Second Quarter and First Half of 2024

On August 22, 2024, we announced our results for the second quarter and six months ended June 30, 2024, which included the following consolidated financial highlights for our company, as well as the following business highlights for our parent company and specific subsidiary companies:

Financial Highlights:

•
Revenue increase: Our revenue grew to approximately $914,000 and $5.1 million in the second quarter, and first half, respectively, of 2024, as compared to approximately $654,000 and $1.3 million in the corresponding periods of 2023, which increase was primarily driven by: (i) in the case of the second quarter, increased revenue of our subsidiary Lavie Bio, and (ii) in the case of the first half of 2024, revenues recognized from our subsidiary Lavie Bio’s licensing agreement with Corteva Agriscience LLC, or Corteva and our subsidiary Ag Plenus’ new collaboration with Bayer AG.

•
Decrease in net loss: Our net loss decreased to approximately $6.0 million and $9.8 million for the second quarter and first half of 2024, respectively, compared to approximately $7.8 million and $14.8 million in the corresponding periods of 2023, which decrease was primarily due to: (i) in the case of the second quarter, decreased operating  expenses, and (ii) in the case of the first half of 2024, increased revenues, decreased operating expenses, partially offset by approximately $0.5 million of one-time other expenses, related to ceasing our former subsidiary Canonic’s operations (as described below) and an increase in financial income.

Certain Evogene Business Updates From the First Half of 2024:

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Ceasing Canonic's operation: During the first half of 2024, we announced that we have decided to cease the operations of our subsidiary Canonic, which specialized in customized medical cannabis products, following challenging market conditions in the medical cannabis sector. Resources will be reallocated to areas with greater growth potential, such as funding our subsidiary Casterra’s needs for ongoing capital.

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Establishment of Finally Foods: We reported that in March 2024, Evogene and The Kitchen FoodTech Hub by Strauss Group, or TKH, established Finally Foods Ltd., or Finally Foods, an artificial intelligence, or AI, driven company focused on sustainable protein production in plants, for the food sector. Finally, Foods will leverage Evogene's AI technology to modify plants for efficient protein production. This new company has secured pre-seed funding from TKH and the Israeli Innovation Authority. Evogene holds approximately a 40% stake in the new company.

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Collaboration with Verb Biotics: We reported that in February 2024, Evogene and Verb Biotics LLC, or Verb Biotics, entered into a collaboration agreement to advance probiotic innovation by developing new strains of probiotic bacteria that produce sustainable quantities of microbial metabolites, which enhance human health and vitality. The collaboration will leverage our MicroBoost AI tech-engine and Verb Biotics’ expertise in microbiome health.

Subsidiaries Business Updates:

Casterra: This subsidiary focuses on developing an integrated solution to enable large-scale commercial cultivation of castor to address the global demand for stable castor oil supply, mainly for the biodiesel industry. Casterra utilizes GeneRator AI tech engine to direct and accelerate the development of its elite castor seed varieties.

We reported that on June 25,2024, Casterra announced it will be receiving a $440,000  purchase order to supply castor seeds to a new African country in 2024. This order from an existing customer expands Casterra's operations and strengthens its position in the bio-fuel market.

On July 31, 2024, Casterra announced the successful completion of its castor seed growing and harvesting season in Brazil, with shipments planned for the third quarter of 2024. Additionally, the castor harvest season in Africa has begun as scheduled.

Castor seeds produced in 2024 in both Brazilian and African territories are expected to enable Casterra to meet all its existing orders, amounting to approximately $8.4 million, with completion anticipated by the end of 2024.

Biomica: This subsidiary is a clinical-stage biopharmaceutical company developing microbiome-based therapeutics, utilizing our MicroBoost AI tech-engine.

In May 2024, Biomica announced encouraging initial findings from its ongoing Phase 1 clinical trial investigating the safety and tolerability of its microbiome-based immuno-oncology candidate, BMC128, in combination with nivolumab, an anti-PD1 immune checkpoint inhibitor, in patients with non-small cell lung cancer (NSCLC), melanoma, or renal cell carcinoma (RCC). While we are encouraged by those early results, the clinical trial is still ongoing. Further data will become available and analyzed by Biomica through the months following May 2024 to gain a deeper understanding of the therapeutic potential of BMC128 in combination with nivolumab in cancer treatment.

Lavie Bio : This subsidiary is a leading ag-biologicals company that develops microbiome-based, computational-driven, bio-stimulant and bio-pesticide products, utilizing Evogene's MicroBoost AI tech-engine. We reported the following recent business developments for Lavie Bio:

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In July 2024, Lavie Bio announced that it had successfully completed testing of Yalos™ for winter wheat and will commence sales across the United States for the 2024-2025 season, effectively doubling its market potential.

In July 2024, Lavie Bio announced a significant milestone in its collaboration with ICL Group Ltd. to develop bio-stimulant solutions for key row crops facing extreme weather conditions by leveraging AI to identify over a dozen novel microbes within 12 months.

Lavie Bio's pipeline is advancing according to plan, with field trials initiated in the second quarter of 2024 in most of the company’s programs, following successful optimization processes. Results are expected during the fourth quarter of 2024.

Reverse Share Split

After market close on July 24, 2024, we effected a reverse share split of our issued and outstanding ordinary shares, at a ratio of 1-for-10. As a result of the reverse share split, our shareholders were entitled to receive for every ten ordinary shares, par value NIS 0.02 per share, held by them, one ordinary share, par value NIS 0.20. Our ordinary shares began trading on the Nasdaq Capital Market on a post-reverse split basis at the open of the market on July 25, 2024, and began trading on the Tel Aviv Stock Exchange at the open of the market on July 28, 2024, in each case under our existing trading symbol “EVGN”.

The reverse share split was approved by our shareholders at our 2024 annual meeting of shareholders held on June 13, 2024, to be effected at our board of directors’ discretion within an approved range of ratios.

As a result of the implementation of the reverse share split, our registered share capital under our amended and restated articles of association, as currently in effect, which consists of NIS 3,000,000, was adjusted from being divided into 150,000,000 ordinary shares of NIS 0.02 par value each, to being divided into 15,000,000 ordinary shares of NIS 0.20 par value each. The reverse share split adjusted the number of issued and outstanding ordinary shares of our company from approximately 50,790,000 ordinary shares to approximately 5,079,000 ordinary shares (subject to any further adjustments based on the treatment of fractional shares), prior to giving effect to this offering.

The number of ordinary shares available for issuance under our equity incentive plans has been adjusted by the same 1-for-10 ratio. In addition, a proportionate, upwards adjustment to the per share exercise price, and a corresponding decrease to the number of ordinary shares issuable upon exercise, was made to all outstanding options entitling the holders to purchase ordinary shares. Similarly, a proportionate downwards adjustment was made to the number of ordinary shares issuable upon settlement of our outstanding Restricted Share Units, or RSUs.

Risk Factors

Investing in our securities involves a high degree of risk. You should carefully consider all of the information in this prospectus supplement, the accompanying prospectus, and in the documents incorporated by reference herein and therein prior to investing in our securities. These risks are discussed more fully in the section titled “Risk Factors” herein and in the accompanying prospectus, and in our annual report on Form 20-F for the year ended December 31, 2023, which is incorporated by reference in this prospectus supplement.

Corporate Information

Our registered office and principal place of business is located at 13 Gad Feinstein Street, Park Rehovot, Rehovot 7638517, Israel, and our telephone number in Israel is +972 (8) 931-1900. Our website address is http://www.evogene.com. We have included our website address in this prospectus supplement solely as an inactive textual reference. Our registered agent in the United States is Puglisi & Associates, whose address is 50 Library Avenue, Suite 204, Newark, Delaware 19711, United States.

THE OFFERING

Ordinary shares offered by us	265,000 ordinary shares.

Ordinary shares to be outstanding immediately after this offering	5,365,438 ordinary shares.

Offering price per ordinary share, and privately-placed (i) Series A warrant and (ii) Series B warrant (described below)	$3.25

Pre-funded warrants
We are also offering pre-funded warrants to purchase up to 1,427,308 ordinary shares to the purchaser, as its purchase of additional ordinary shares (beyond 265,000) in this offering would otherwise result in such purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% of our outstanding ordinary shares immediately following the consummation of this offering. The exercise price of each pre-funded warrant will equal $0.0001 per share. The pre-funded warrants are immediately exercisable and will not expire prior to exercise. This prospectus supplement and the accompanying prospectus also relate to the offering and issuance of the ordinary shares issuable upon exercise of the pre-funded warrants.

Offering price per pre-funded warrant, and privately-placed (i) Series A warrant and (ii) Series B warrant (described below)	$3.2499

Concurrent private placement of ordinary warrants
In a concurrent private placement, we are selling to the purchaser in this offering unregistered ordinary warrants, consisting of Series A warrants to purchase up to an aggregate of 1,692,308 ordinary shares, and unregistered Series B warrants to purchase up to an aggregate of 1,692,308 ordinary shares. Each ordinary warrant has an exercise price per share of $3.55, and will be exercisable immediately upon the date of issuance. The Series A warrants will expire on the five-year anniversary of the date of issuance, while the Series B warrants will expire on the 18-month anniversary of the date of issuance. The ordinary warrants are being offered pursuant to the exemptions provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder, and neither the ordinary warrants, nor the shares underlying the ordinary warrants, are being offered pursuant to this prospectus supplement and the accompanying prospectus. See “Concurrent Private Placement of Ordinary Warrants” on page S-13.

Best efforts
We have agreed to issue and sell the securities offered hereby to the purchasers through the Placement Agent, and the Placement Agent has agreed to offer and sell such securities, on a “best efforts” basis. The Placement Agent is not required to sell any specific number or dollar amount of the securities offered hereby, but will use its best efforts to sell such securities. See the section entitled “Plan of Distribution” on page S-15 of this prospectus supplement.

Use of Proceeds
We intend to use the net proceeds from the offering of securities under this prospectus for research and development, working capital, investments in our subsidiaries, sales and marketing activities and for general corporate purposes. We may also use a portion of the net of proceeds to acquire or invest in technologies, products and/or businesses that we believe are complementary to ours. See the section entitled “Use of Proceeds” on page S-9 of this prospectus supplement.

Risk Factors
Investing in our ordinary shares involves a high degree of risk. See the “Risk Factors” section on page S-7 of this prospectus supplement and page 2 of the accompanying prospectus and under similar sections in the documents we incorporate by reference into this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before deciding to invest in our securities.

Listing; Nasdaq symbol
Our ordinary shares are listed on Nasdaq and on the Tel Aviv Stock Exchange under the symbol “EGVN.” There is no established trading market for the ordinary warrants and pre-funded warrants, and we do not expect a market to develop. We do not intend to apply for a listing for any such warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the ordinary warrants and pre-funded warrants will be limited.

The number of our ordinary shares outstanding after this offering is based on  5,100,438 ordinary shares outstanding as of August 23, 2024, and excludes, as of such date:

●	401,782 ordinary shares issuable upon the exercise of outstanding options at a weighted average exercise price of $26.85 per share;

●	27,241 ordinary shares issuable upon the settlement of outstanding RSUs having no exercise price;
●	116,678 ordinary shares reserved for future issuance under our equity incentive plans; and

●
the 1,427,308 ordinary shares issuable upon exercise of the pre-funded warrants being issued hereunder, and underlying the 1,692,308 Series A warrants and 1,692,308 Series B warrants being sold in the concurrent private placement.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the risk factors we describe in this prospectus supplement and in any related free writing prospectus that we may authorize to be provided to you or in any report incorporated by reference into this prospectus supplement, including our annual report on Form 20-F for the year ended December 31, 2023, or any report of foreign private issuer on Form 6-K that is incorporated by reference into this prospectus supplement. Although we discuss key risks in those risk factor descriptions, additional risks not currently known to us or that we currently deem immaterial also may impair our business. Our subsequent filings with the SEC may contain amended and updated discussions of significant risks. We cannot predict future risks or estimate the extent to which they may affect our financial performance.

Risks Related to This Offering

Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our ordinary shares. Our failure to apply any of the funds from this offering effectively could have a material adverse effect on our business and cause the price of our ordinary shares to decline.

If you purchase our ordinary shares or pre-funded warrants in this offering, you will incur immediate and substantial dilution in the book value of our shares. You will experience further dilution in connection with future share issuances.

The investor purchasing ordinary shares or pre-funded warrants in this offering will pay a price per share that substantially exceeds the as-adjusted book value per share of our tangible assets as of June 30, 2024, after subtracting our liabilities. As a result, investors purchasing ordinary shares or pre-funded warrants in this offering will incur immediate dilution of $1.93 per share, based on the difference between the public offering price of $3.25 per share, and the as adjusted net tangible book value per share of our outstanding ordinary shares as of June 30, 2024.

In addition, as of June 30, 2024, there were 407,814 ordinary shares issuable upon the exercise of outstanding options, at a weighted average exercise price of $26.51 per share, and 35,481 ordinary shares issuable upon the vesting of RSUs. There are also ordinary warrants to purchase 3,384,616  ordinary shares at a price of $3.55 per share being issued in this offering. The exercise of any of these options, the vesting of any of these RSUs, and the exercise of the ordinary warrants, would result in additional dilution. As a result of the dilution to investors purchasing shares in this offering, investors may receive significantly less than the purchase price paid in this offering, if anything, in the event of our liquidation.

For a further description of the dilution that you will experience immediately after this offering, see “Dilution.”

You may experience dilution as a result of future equity offerings and other issuances of our ordinary shares or other securities. In addition, this offering and future equity offerings and other issuances of our ordinary shares or other securities may adversely affect our ordinary share price.

In order to raise additional capital, we may in the future offer additional ordinary shares or other securities convertible into or exchangeable for our ordinary shares at prices that may not be the same as the price per share in this offering. We may not be able to offer shares or other securities in any other offering or financing at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing shareholders. The price per share at which we offer additional ordinary shares or securities convertible into ordinary shares in future transactions may be higher or lower than the price per share in this offering. You will incur dilution upon exercise of any outstanding share options, warrants or upon the issuance of ordinary shares under our share incentive programs. In addition, the sale in this offering and any future offerings of a substantial number of our ordinary shares or securities convertible into ordinary shares in the public market, or the perception that such sales may occur, could adversely affect the price of our ordinary shares. We cannot predict the effect, if any, that market sales of those ordinary shares or the availability of those ordinary shares for sale will have on the market price of our ordinary shares.

An active trading market for our ordinary shares may not be sustained.

Although our ordinary shares are listed on The Nasdaq Capital Market and Tel Aviv Stock Exchange, the market for our ordinary shares has demonstrated varying levels of trading activity. Furthermore, the current level of trading may not be sustained in the future. The lack of an active market for our ordinary shares may impair investors’ ability to sell their shares at the time they wish to sell them or at a price that they consider reasonable, may reduce the fair market value of their shares and may impair our ability to raise capital to continue to fund operations by selling shares and may impair our ability to utilize our shares as consideration in any licensing or other collaboration transactions with third parties.

Our share price may be subject to substantial volatility, and shareholders may lose all or a substantial part of their investment.

Our ordinary shares currently trade on The Nasdaq Capital Market and Tel Aviv Stock Exchange. There is limited public float, and trading volume historically has been low and sporadic. As a result, the market price for our ordinary shares may not necessarily be a reliable indicator of our fair market value. The price at which our ordinary shares trades may fluctuate as a result of a number of factors, including the number of shares available for sale in the market, quarterly variations in our operating results, actual or anticipated announcements of new releases by us or competitors, the gain or loss of sources of revenues, changes in the estimates of our operating performance, market conditions in our industry and the economy as a whole.

Because we do not anticipate paying any cash dividends on our ordinary shares in the foreseeable future, capital appreciation, if any, will be your sole source of gain.

We have never paid or declared any cash dividends on our ordinary shares. We currently intend to retain earnings, if any, to finance the growth and development of our business and we do not anticipate paying any cash dividends in the foreseeable future. As a result, only appreciation of the price of our ordinary shares will provide a return to our shareholders.

Resales of our ordinary shares in the public market during this offering by our shareholders may cause the market price of our ordinary shares to fall.

Sales of a substantial number of our ordinary shares could occur at any time. The issuance of new ordinary shares could result in resales of our ordinary shares by our current shareholders concerned about the potential ownership dilution of their holdings. In turn, these resales could have the effect of depressing the market price for our ordinary shares.

This offering and the concurrent private placement may cause the trading price of our ordinary shares to decrease.

The price per share and concurrently sold ordinary warrants, together with the number of ordinary shares we propose to issue and ultimately will issue if this offering and the concurrent private placement are completed, may result in an immediate decrease in the market price of our ordinary shares. This decrease may continue after the completion of this offering and the private placement.

There is no public market for the pre-funded warrants being offered in this offering.

There is no established public trading market for the pre-funded warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the pre-funded warrants on any securities exchange or nationally recognized trading system. Without an active market, the liquidity of the pre-funded warrants will be limited.

Holders of our pre-funded warrants will have no rights as shareholders until they acquire our ordinary shares.

Until you acquire ordinary shares upon exercise of your pre-funded warrants, you will have no rights with respect to our ordinary shares issuable upon exercise of your warrants. Upon exercise of your pre-funded warrants, you will be entitled to exercise the rights of a shareholder only as to matters for which the record date occurs after the exercise date.

The pre-funded warrants are speculative in nature.

The pre-funded warrants offered hereby do not confer any rights of ordinary shares ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire ordinary shares at a fixed price. Specifically, commencing on the date of issuance, holders of the pre-funded warrants may acquire the ordinary shares issuable upon exercise of such warrants at an exercise price of $0.0001 per share. Moreover, following this offering, the market value of the pre-funded warrants will be uncertain, and there can be no assurance that the market value of the pre-funded warrants will equal or exceed their public offering price.

This offering is being conducted on a “best efforts” basis.

The Placement Agent is offering the securities in this offering on a “best efforts” basis, and the Placement Agent is under no obligation to purchase any shares for its own account. The Placement Agent is not required to sell any specific number or dollar amount of securities in this offering but will use its reasonable best efforts to sell the securities offered under this prospectus supplement. As a “best efforts” offering, there can be no assurance that the offering contemplated hereby will ultimately be consummated.

Certain provisions of the pre-funded warrants could discourage an acquisition of us by a third party.

Certain provisions of the pre-funded warrants offered by this prospectus supplement could make it more difficult or expensive for a third party to acquire us. The pre-funded warrants prohibit us from engaging in certain transactions constituting “fundamental transactions” unless, among other things, the surviving entity assumes our obligations under the pre-funded warrants. These and other provisions of the pre-funded warrants offered by this prospectus could prevent or deter a third party from acquiring us even where the acquisition could be beneficial to you.

USE OF PROCEEDS

We estimate the net proceeds to us from this offering will be approximately $4.9 million, after deducting the Placement Agent’s fees and estimated offering expenses payable by us. We currently intend to use the net proceeds from this offering for research and development, working capital, investments in our subsidiaries, sales and marketing activities and for general corporate purposes. We may also use a portion of the net of proceeds to acquire or invest in technologies, products and/or businesses that we believe are complementary to ours.

Our management will retain broad discretion over the use of proceeds, and we may ultimately use the proceeds for different purposes than what we currently intend. Until we use the proceeds for any purpose, we may invest the net proceeds from this offering in accordance with our investment policy, as may be amended from time to time, which currently includes bank deposits carrying interest, corporate debt obligations with a minimum of BBB- rating by global rating agencies and investments in United States Government Securities and Israeli Government Securities.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of June 30, 2024:

●	on an actual basis; and

●
on an as-adjusted basis to give effect to the issuance and sale of 265,000 ordinary shares and 1,427,308 pre-funded warrants, at the offering price of $3.25 per ordinary share and $3.2499 per pre-funded warrant (and assuming no exercise of the pre-funded warrants), after deducting placement agent fees and estimated offering expenses. Pursuant to the accounting treatment for a compound financial instrument, the pre-funded warrants, Series A warrants and Series B warrants are classified as liabilities. The amounts presented in the following table are based on the preliminary calculation using the Black Scholes model and may be subject to certain revaluation.

	As of June 30, 2024
	Actual	As adjusted
	(unaudited)
	(U.S. Dollars, in thousands)
Cash and cash equivalents	$9,484	14,368
Short-term bank deposits	11,424	11,424
Total liabilities	$21,028	26,046
Equity:
ordinary shares, par value NIS 0.20 per share: 15,000,000
ordinary shares authorized (actual and as adjusted); 5,096,760 ordinary shares issued and outstanding (actual); 5,361,760
ordinary shares outstanding (as adjusted)	$287	301
Share premium and other capital reserve	269,648	270,062
Accumulated deficit	(266,868)	(267,430)
Equity attributable to equity holders of the Company	3,067	2,933
Non-controlling interests	16,873	16,873
Total equity	$19,940	19,806
Total capitalization and indebtedness	$40,968	45,852

The above calculation is based on 5,096,760  ordinary shares outstanding as of June 30, 2024 and excludes, as of that date:

•	407,814 ordinary shares issuable upon the exercise of outstanding options, at a weighted average exercise price of $26.51 per ordinary share;

•	35,481 ordinary shares issuable upon the vesting and settlement of outstanding RSUs;

•	106,092 ordinary shares reserved for future issuance under our incentive plans; and

•
in the “as adjusted” column, the ordinary shares issuable upon exercise of the pre-funded warrants, and upon exercise of the ordinary warrants to be issued pursuant to the concurrent private placement.

DILUTION

If you invest in the securities being sold in this offering, you will experience immediate dilution to the extent of the difference between the offering price of the ordinary shares in this offering and the as adjusted net tangible book value per ordinary share immediately after the offering.

Our net tangible book value as of June 30, 2024 was approximately $7.2 million, or approximately $1.41 per ordinary share. Net tangible book value per ordinary share represents the amount of our total tangible assets, excluding the net tangible assets attributable to non-controlling interests, less total liabilities divided by the total number of our ordinary shares outstanding as of June 30, 2024.

After giving effect to the issuance and sale in this offering of 265,000 ordinary shares at the offering price of $3.25 per share, and 1,427,308 pre-funded warrants to purchase ordinary shares at an offering price of $3.2499 per ordinary share (assuming no exercise of the pre-funded warrants) and after deducting the placement agent fees and estimated offering expenses payable by us, our as adjusted net tangible book value on June 30, 2024, would have been approximately $7.1 million, or $1.32 per ordinary share. This represents an immediate dilution in the as adjusted net tangible book value of $0.09 per ordinary share to the investors purchasing securities in this offering.

The following table illustrates this dilution on a per share basis:

Offering price per ordinary share		$3.25
Net tangible book value per ordinary share as of June 30, 2024	$1.41
Decrease in as adjusted net tangible book value per ordinary share as a result of this offering	$0.09
As adjusted net tangible book value per ordinary share \ after giving effect to this offering		$1.32
Dilution per ordinary share to the investors in this offering		$1.93

The above calculation is based on 5,096,760  ordinary shares outstanding as of June 30, 2024 and excludes as of that date:

•	407,814 ordinary shares issuable upon the exercise of outstanding options, at a weighted average exercise price of $26.51 per ordinary share;

•	35,481 ordinary shares issuable upon the vesting and settlement of outstanding RSUs; and

•	106,092 ordinary shares reserved for future issuance under our incentive plans.

To the extent that any outstanding options for ordinary shares are exercised, RSUs vest, ordinary warrants are exercised, or there are additional issuances of options or RSUs for ordinary shares, warrants for ordinary shares, or ordinary shares in the future, you may experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe that we have sufficient funds for our current and future operating plans. To the extent that additional capital is raised through the sale of equity, the issuance of those securities could result in further dilution to the holders of our ordinary shares.

DESCRIPTION OF SECURITIES WE ARE OFFERING

We are offering (i) 265,000 ordinary shares, and (ii) pre-funded warrants to purchase up to 1,427,308 ordinary shares.

Ordinary Shares

The material terms and provisions of our ordinary shares are described in the section entitled “Description of Ordinary Shares” beginning on page 7 of the accompanying prospectus.

Pre-Funded Warrants

The following summary of certain terms and provisions of pre-funded warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the pre-funded warrant, the form of which will be filed as an exhibit to a report of foreign private issuer on Form 6-K that we will furnish to the SEC and that will be incorporated by reference into the registration statement of which this prospectus supplement forms a part. Prospective investors should carefully review the terms and provisions of the form of pre-funded warrant for a complete description of the terms and conditions of the pre-funded warrants.

Duration and Exercise Price

Each pre-funded warrant offered hereby will have an initial exercise price of $0.0001 per share. The pre-funded warrants will be immediately exercisable and may be exercised at any time until the pre-funded warrants are exercised in full. The exercise price and number of ordinary shares issuable upon exercise is subject to appropriate adjustment in the event of share dividends, share splits, reorganizations or similar events affecting our ordinary shares and the exercise price.

Exercisability

The pre-funded warrants will be exercisable, at the option of each holder, in whole or in part, by delivering a duly executed exercise notice accompanied by payment in full for the number of purchased upon such exercise. A holder (together with its affiliates) may not exercise any portion of the pre-funded warrant to the extent that the holder would own more than 4.99% of the outstanding ordinary shares immediately after exercise. Upon at least 61 days’ prior notice from the holder to us, the holder may increase or decrease that limitation on ownership of outstanding stock after exercising the holder’s pre-funded warrants, but that percentage may never exceed 4.99%, as such percentage ownership is determined in accordance with the terms of the pre-funded warrants. No fractional ordinary shares will be issued in connection with the exercise of a pre-funded warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price.

Cashless Exercise

The pre-funded warrants do not contain a cashless exercise feature.

Fundamental Transaction

In the event of a fundamental transaction, as described in the pre-funded warrants and generally including any reorganization, recapitalization or reclassification of our ordinary shares, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding voting securities, the holders of the pre-funded warrants will be entitled to receive upon exercise of the pre-funded warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the pre-funded warrants immediately prior to such fundamental transaction.

Transferability

Subject to applicable laws, a pre-funded warrant may be transferred at the option of the holder upon surrender of the pre-funded warrant to us together with the appropriate instruments of transfer.

Exchange Listing

We do not intend to list the pre-funded warrants on any securities exchange or nationally recognized trading system.

Rights as a Shareholder

Except as otherwise provided in the pre-funded warrants or by virtue of such holder’s ownership, the holders of the pre-funded warrants do not have the rights or privileges of holders of our ordinary shares, including any voting rights, until they exercise their pre-funded warrants.

CONCURRENT PRIVATE PLACEMENT OF ORDINARY WARRANTS

Concurrently with this offering, we are also selling to the purchaser in this offering ordinary warrants, consisting of Series A warrants to purchase 1,692,308 ordinary shares and Series B warrants to purchase 1,692,308 ordinary shares, in each case at an exercise price of $3.55 per ordinary share. The ordinary warrants are being offered pursuant to the exemptions provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder, and they are not being offered pursuant to this prospectus supplement and the accompanying prospectus.

Ordinary Warrants

The following summary of certain terms and provisions of the ordinary warrants— consisting of Series A warrants and Series B warrants— that are being sold in a separate, concurrent private placement is not complete and is subject to, and qualified in its entirety by, the provisions of the ordinary warrants, the forms of which were attached as Exhibits 4.1 and 4.2, respectively, to the report of foreign private issuer on Form 6-K that we furnished to the SEC on August 23, 2024.

Duration and Exercise Price

Each ordinary warrant offered will have an initial exercise price of $3.55 per share. The ordinary warrants will be exercisable from the date of issuance and will expire, in the case of the Series A warrants, on the five-year anniversary of the date of issuance, and in the case of the Series B warrants, on the 18-month anniversary of the date of issuance. The exercise price and number of ordinary shares issuable upon exercise is subject to appropriate adjustment in the event of share dividends, share splits, reorganizations or similar events affecting our ordinary shares and/or the exercise price. Ordinary warrants are being issued in a separate private placement and may therefore be transferred separately from the ordinary shares and pre-funded warrants being sold in this offering immediately upon issuance. For each ordinary share (or pre-funded warrant, as applicable) purchased in this offering, one Series A warrant and one Series B warrant will be issued in the concurrent private placement. Each ordinary warrant is exercisable for one ordinary share.

Exercisability

The ordinary warrants will be exercisable, at the option of each holder, in whole or in part, by delivering a duly executed exercise notice accompanied by payment in full for the number of ordinary shares purchased upon such exercise. A holder (together with its affiliates) may not exercise any portion of an ordinary warrant to the extent that the holder would own more than 4.99% of the outstanding ordinary shares immediately after exercise. Upon at least 61 days’ prior notice from the holder to us, the holder may increase or decrease that limitation on ownership of outstanding stock after exercising the holder’s ordinary warrants, but that percentage may never exceed 4.99%. No fractional ordinary shares will be issued in connection with the exercise of an ordinary warrant. In lieu of fractional shares, we will, at our election, either (i) pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price, or (ii) round up the number of ordinary shares being issued upon exercise to the next whole ordinary share.

Cashless Exercise

The ordinary warrants do not contain a cashless exercise feature.

Fundamental Transaction

In the event of a fundamental transaction, as described in the ordinary warrants and generally including any reorganization, recapitalization or reclassification of our ordinary shares, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of (i) our outstanding voting securities or (ii) the voting power of our outstanding voting securities, the holders of the ordinary warrants will be entitled to receive upon exercise of the ordinary warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the ordinary warrants immediately prior to such fundamental transaction. In certain circumstances, the holder will have the right to receive the Black Scholes Value of the ordinary warrant calculated pursuant to a formula set forth in the ordinary warrants, payable either in cash or in the same type or form of consideration that is being offered and being paid to the holders of our ordinary shares as described in the ordinary warrants.

Transferability

Subject to applicable laws, an ordinary warrant may be transferred at the option of the holder upon surrender of the ordinary warrant together with the appropriate instruments of transfer.

Exchange Listing

We do not intend to list the ordinary warrants on any securities exchange or nationally recognized trading system.

Right as a Shareholder

Except as otherwise provided in the ordinary warrants or by virtue of such holder’s ownership, the holders of the ordinary warrants do not have the rights or privileges of holders of our ordinary shares, including any voting rights, until they exercise their ordinary warrants.

PLAN OF DISTRIBUTION

A.G.P./Alliance Global Partners, as the Placement Agent, has agreed to act as our placement agent in connection with this offering subject to the terms and conditions of the Placement Agency Agreement dated August 23, 2024. The Placement Agent is not purchasing or selling any of the securities offered by this prospectus supplement, nor is it required to arrange the purchase or sale of any specific number or dollar amount of securities, but has agreed to use its best efforts to arrange for the sale of all of the securities offered hereby. The terms of this offering were subject to market conditions and negotiations between us and the investor. We have entered into a securities purchase agreement directly with the investor who has agreed to purchase our securities in this offering. We will only sell securities in this offering to such investor.

We will deliver the securities being issued to the investor upon receipt of such investor’s funds for the purchase of the securities offered pursuant to this prospectus supplement. We expect to deliver the securities being offered pursuant to this prospectus supplement on or about August 26, 2024.

We have agreed to indemnify the Placement Agent against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the Placement Agent may be required to make in respect thereof.

Fees and Expenses

We have engaged A.G.P. as our sole placement agent in connection with this offering and the concurrent private placement. We have agreed to pay the Placement Agent a fee based on the aggregate proceeds as set forth in the table below.

	Per Share and Privately-Placed Series A and Series B Warrants	Per Pre-Funded Warrant and Privately Placed Series A and Series B Warrants	Total
Offering price	$3.2500	$3.2499	$5,499,858
Placement Agent fees(1)	$0.2275	$0.2275	$384,990
Proceeds, before expenses, to us(2)	$3.0225	$3.0224	$5,114,868

(1)
We have agreed to pay the Placement Agent a cash placement commission equal to 7.0% of the aggregate gross proceeds from the sale of the securities sold in this offering. We have also agreed to reimburse the Placement Agent for certain expenses incurred in connection with this offering and the concurrent private placement.

(2)
The amount of the offering proceeds to us presented in this table does not give effect to any exercise of the pre-funded warrants issued in this offering or ordinary warrants being issued in the concurrent private placement.

We have also agreed to reimburse the Placement Agent at closing for expenses related to legal fees incurred by it in connection with the offering and the concurrent private placement in an aggregate amount up to $75,000. We estimate the total expenses payable by us for this offering, together with fees payable in connection with the concurrent private placement, excluding the Placement Agent fees and expenses, will be approximately $156,000.

Regulation M

The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the shares sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the Placement Agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares by the Placement Agent acting as principal. Under these rules and regulations, the Placement Agent:

●	may not engage in any stabilization activity in connection with our securities; and

●
may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Listing

Our ordinary shares are listed on the Nasdaq Capital Market and Tel Aviv Stock Exchange under the trading symbol “EVGN.” We do not intend to apply for a listing of the ordinary warrants issued in the concurrent private placement or the pre-funded warrants issued in this offering on any national securities exchange or other nationally recognized trading system.

Lock-Up Agreements

Our directors and executive officers have entered into lock-up agreements. Under these agreements, these individuals have agreed, subject to specified exceptions, not to sell or transfer any ordinary shares, warrants or other securities convertible into, or exchangeable or exercisable for, our ordinary shares during a period ending 75 days after the date of this prospectus supplement, without first obtaining the written consent of the Placement Agent. Specifically, these individuals have agreed, in part, not to:

●
sell, offer, contract or grant any option to sell (including any short sale), pledge, transfer, establish an open “put equivalent position” within the meaning of Rule 16a-l(h) under the Securities Exchange Act of 1934, as amended any ordinary shares, warrants or other securities convertible into, or exchangeable or exercisable for, our ordinary shares;

●
enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of our securities, whether any such transaction is to be settled by delivery of our ordinary shares, in cash or otherwise;

●	make any demand for or exercise any right with respect to the registration of any of our securities; or

●	publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement relating to any of our securities.

Notwithstanding these limitations, these ordinary shares may be transferred under limited circumstances, including, without limitation, by gift, will or intestate succession, or any transaction relating to ordinary shares or other securities acquired in the open market after the completion of this offering, provided that no filing is required under Section 16(a) of the Exchange Act.

In addition, we have agreed that, subject to certain exceptions, (i) we will not conduct any issuances of our ordinary shares for a period of 90 days following closing of this offering and that (ii) we will not effect or enter into an agreement to effect any issuance of ordinary shares or equivalents securities involving an at-the-market offering or a variable rate transaction (as defined in the securities purchase agreement to which we may become party with investors in the offering) for a period of six months following the closing of this offering.

Discretionary Accounts

The Placement Agent does not intend to confirm sales of the securities offered hereby to any accounts over which it has discretionary authority.

Other Activities and Relationships

The Placement Agent and certain of its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The Placement Agent and certain of its affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the Placement Agent and certain of its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If the Placement Agent or its affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The Placement Agent and its affiliates may hedge such exposure by entering into transactions that consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the ordinary shares offered hereby. Any such short positions could adversely affect future trading prices of the ordinary shares offered hereby. The Placement Agent and certain of its affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Meitar | Law Offices, Ramat Gan, Israel. The validity of the other securities offered hereby will be passed upon for us by Sullivan & Worcester LLP, New York, New York.  The Placement Agent is being represented by Thompson Hine LLP, New York, New York.

EXPERTS

Our consolidated financial statements as of December 31, 2023 and 2022 and for each of the three years ended December 31, 2023, incorporated in this prospectus by reference to our annual report on Form 20-F for the year ended December 31, 2023, have been audited by Kost Forer Gabbay & Kasierer (a member of Ernst & Young Global), an independent registered public accounting firm, as stated in their report, incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report, given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act with respect to the securities offered by this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not contain all of the information in the registration statement and its exhibits. For further information with respect to us and the securities offered by this prospectus supplement and the accompanying prospectus, we refer you to the registration statement and its exhibits. Statements contained in this prospectus supplement and the accompanying prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference.

We are subject to the information and periodic reporting requirements of the Exchange Act that are applicable to a foreign private issuer. In accordance with the Exchange Act, we file reports, including annual reports on Form 20-F, with the SEC. We also furnish to the SEC in reports of foreign private issuer on Form 6-K material information required to be made public in Israel, filed with and made public by any stock exchange or distributed by us to our shareholders. As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders, and our officers, directors and principal shareholders are exempt from the “short-swing profits” reporting and liability provisions contained in Section 16 of the Exchange Act and related Exchange Act rules.

This prospectus supplement and reports and other information are filed by us with, or furnished by us to, the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers, such as us, that file electronically with the SEC (http://www.sec.gov).

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus supplement, which means important information may be disclosed to you by referring you to other documents separately filed with, or furnished to, the SEC. Any information incorporated by reference is deemed to be part of this prospectus supplement.

We incorporate by reference in this prospectus supplement:

•	the documents set forth below that have been previously filed with, or furnished to, the SEC; and

•
any filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, and documents that we furnish to the SEC under Sections 13(a), 13(c) or 15(d) of the Exchange Act and that we explicitly incorporate by reference herein, in each case on or after the date of this prospectus supplement and before the termination of the applicable offering;

provided, however, that, except as specifically provided above and below, we are not incorporating any documents or information deemed to have been furnished rather than filed in accordance with SEC rules:

●	our annual report on Form 20-F (SEC file number 001-36187) for the fiscal year ended December 31, 2023, filed with the SEC on March 28, 2024;

●	our reports of foreign private issuer on Form 6-K (SEC file number 001-36187) furnished to the SEC on the following dates:

•	March 28, 2024;

•
April 2, 2024 (including Exhibit 99.1 thereto, except for the statements of Finally Food’s Chief Executive Officer, Evogene’s Chief Executive Officer and The Kitchen Hub’s Chief Business Officer contained therein);

•	April 30, 2024;

•
May 23, 2024 (the first Form 6-K furnished that date) (including the GAAP financial statements tables contained in the press release attached as Exhibit 99.1 thereto, but excluding (i) the rest of Exhibit 99.1, and (ii) Exhibit 99.2);

•	May 23, 2024 (the second Form 6-K furnished that date) (including Exhibit 99.1 thereto, except for the statements of Prof. Gal Markel and of Biomica’s CEO contained therein);

•	June 6, 2024;

•	June 17, 2024;

•	June 20, 2024;

•	June 25, 2024 (including Exhibit 99.1 thereto, except for the statements of Casterra’s CEO contained therein);

•	July 23, 2024;

•	August 12, 2024;

•
August 22, 2024) (including the GAAP financial statements tables contained in the press release attached as Exhibit 99.1 thereto, but excluding (i) the rest of Exhibit 99.1, and (ii) Exhibit 99.2); and

•	August 23, 2024.

●
the description of our ordinary shares contained in Form 8-A, File No. 001-36187, filed with the SEC on December 29, 2016, as supplemented by Exhibit 2.1 to our annual report on Form 20-F for the year ended December 31, 2023.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, including exhibits to those documents. You should direct any requests for documents to:

Evogene Ltd.
13 Gad Feinstein Street, Park Rehovot
Rehovot, 7638517, Israel
Attn: VP Legal Affairs & Company Secretary
Telephone number: +972-8-9311-971.

Copies of these filings and submissions may also be accessed at our website, https://www.evogene.com/. Information contained in our website is not part of this prospectus supplement.

PROSPECTUS

$200,000,000 of Ordinary Shares, Warrants, Rights
and/or Units Offered

EVOGENE LTD.

We may offer, issue and sell from time to time, in one or more offerings, up to $200,000,000, in the aggregate, of our ordinary shares, warrants to purchase ordinary shares, rights and units comprised of, or other combinations of, the foregoing securities. We refer to the ordinary shares, warrants, rights and units individually and collectively as “securities” in this prospectus.

Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the offering, as well as the amounts, prices and terms of the securities. We may also authorize one or more free writing prospectuses to be provided to you in connection with each offering of the securities. Any prospectus supplement and related free writing prospectuses may also add, update or change information contained in this prospectus. You should read this prospectus, any applicable prospectus supplement and related free writing prospectuses, as well as the documents incorporated by reference, or deemed incorporated by reference into this prospectus before you invest in any of our securities.

We may, from time to time, offer and sell securities through public or private transactions, directly or through underwriters, agents or dealers, on or off the Nasdaq Stock Market, or Nasdaq, or Tel Aviv Stock Exchange Ltd., or the TASE, as applicable, at prevailing market prices or at privately negotiated prices. If any underwriters, agents or dealers are involved in the sale of any of these securities, the applicable prospectus supplement will set forth the names of the underwriters, agents or dealers and any applicable fees, commissions or discounts. Our net proceeds from the sale of securities will also be set forth in the applicable prospectus supplement.

Our ordinary shares are traded on the Nasdaq and TASE under the symbol “EVGN.” On February 27, 2024, the closing price of our ordinary shares was $0.885 as reported on the Nasdaq.

On February 27, 2024, the aggregate market value of our ordinary shares held by non-affiliates was approximately $48,629,419, based on 49,784,418 ordinary shares outstanding and a per share price of $0.9768 based on the closing sale price of our ordinary shares on January 4, 2024. We have sold an aggregate of approximately $8,923,911 of securities pursuant to General Instruction I.B.5 on Form F-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus.

Investing in our securities involves risks. See the section entitled “Risk Factors” on page 2 of this prospectus, and those included in or incorporated by reference in this prospectus, the accompanying prospectus supplement and in the documents we incorporate by reference herein or therein.

Neither the Securities and Exchange Commission, the Israeli Securities Authority, nor any state or other securities commission, has approved or disapproved of our securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 28, 2024

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time, in one or more offerings up to a total dollar amount of $200,000,000, as described in this prospectus. Each time that we sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you in connection with each offering of the securities. Any prospectus supplement and related free writing prospectuses may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and in the applicable prospectus supplement or related free writing prospectuses, you should rely on the prospectus supplement and/or the related free writing prospectuses. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

We have not authorized any other person to provide you with different or additional information other than that contained in or incorporated by reference into this prospectus or any applicable prospectus supplement. We will not take any responsibility and can make no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus incorporates by reference market data and certain industry data and forecasts that were obtained from market research databases, consultant surveys commissioned by us, publicly available information, reports of governmental agencies and industry publications and surveys. Industry surveys, publications, consultant surveys commissioned by us and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable. We have relied on certain data from third-party sources, including internal surveys, industry forecasts and market research, which we believe to be reliable based on our management’s knowledge of the industry. Statements as to our market position are based on the most currently available data. While we are not aware of any misstatements regarding the industry data presented in this prospectus, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus and in the relevant prospectus supplement, and under similar headings in the other documents that are incorporated herein or therein by reference.

Certain figures included in this prospectus have been subject to rounding adjustments. Accordingly, figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.

As used herein, and unless the context suggests otherwise, the terms “Evogene,” “we,” “us,” “our,” “our company” and “the Company” refer to Evogene Ltd. and its consolidated subsidiaries, consisting of Ag Plenus Ltd., or Ag Plenus, Biomica Ltd., or Biomica, Canonic Ltd., Casterra Ag Ltd., or Casterra, Evogene Inc., Lavie Bio Ltd. and their consolidated subsidiaries. References to “dollar” and “$” are to U.S. dollars, the lawful currency of the United States, references to “€” are to the Euro and references to “NIS” are to New Israeli Shekels, the lawful currency of the State of Israel. References to our “ordinary shares” or “shares” refer to our ordinary shares, par value NIS 0.02 per share. References to our “2022 annual report” refer to our Annual Report on Form 20-F for the year ended December 31, 2022, which we filed with the SEC on March 30, 2023.

Unless otherwise indicated, we have translated NIS amounts into U.S. dollars at an exchange rate of NIS 3.824 to $1.00, the representative exchange rate reported by the Bank of Israel on September 30, 2023.

RISK FACTORS

Investing in our securities involves risks. Before purchasing any of our securities, you should carefully consider the risks and uncertainties discussed below and under the caption “Item 3. Key Information- D. Risk Factors” in our 2022 annual report, which is incorporated by reference in this prospectus, as well as the risks, uncertainties and additional information described in any applicable prospectus supplement or free writing prospectus and in the other documents incorporated by reference in this prospectus or in any such prospectus supplement. For a description of those reports and documents, and information about where you can find them, please see “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.” Additional risks not presently known or that we presently consider to be immaterial could subsequently materially and adversely affect our financial condition, results of operations, business and prospects. If any of these risks actually occurs, our business, business prospects, financial condition or results of operations could be seriously harmed. This could cause the trading price of our ordinary shares to decline, resulting in a loss of all or part of your investment. The discussion of risks includes or refers to forward-looking statements. You should also read the explanation of the qualifications and limitations on such forward-looking statements in the section entitled “Forward-Looking Statements” found elsewhere in this prospectus.

We received Israeli government grants for certain of our research and development activities as detailed below. The terms of those grants require us to satisfy specified conditions in order to transfer outside of Israel the manufacture of products based on know-how funded by the Israeli Innovation Authority or to transfer outside of Israel the know-how itself. If we fail to comply with the requirements of Israeli Law in this regard, we may be required to pay penalties, and it may impair our ability to sell our technology outside of Israel.

Some of our research and development efforts were financed through grants that we received from the Israeli Innovation Authority of the Israeli Ministry of Economy and Industry, or the IIA. When know-how is developed using IIA grants, the Encouragement of Research, Development and Technological Innovation in Industry Law 5744-1984, or the Innovation Law, and the regulations thereunder, restrict our ability to transfer outside of Israel either the manufacture of products based on IIA funded know-how or the know-how itself. Such restrictions continue to apply to us even after financial obligations to the IIA are paid in full.

Conditions in Israel, including the recent attack by Hamas and other terrorist organizations from the Gaza Strip and elsewhere in the region, and Israel’s war against them, may adversely affect our operations and limit our ability to market our products, which would lead to a decrease in revenues.

Because most of our operations are conducted in Israel and a majority of the members of our board of directors and management as well as a majority of our employees and consultants, including employees of our service providers, are located in Israel, our business and operations are directly affected by economic, political, geopolitical and military conditions in Israel. Since the establishment of the State of Israel in 1948, a number of armed conflicts have occurred between Israel and its neighboring countries and terrorist organizations active in the region. These conflicts have involved missile strikes, hostile infiltrations and terrorism against civilian targets in various parts of Israel, which have negatively affected business conditions in Israel.

In October 2023, Hamas terrorists infiltrated Israel’s southern border from the Gaza Strip and conducted a series of attacks on civilian and military targets. Hamas also launched extensive rocket attacks on Israeli population and industrial centers located along Israel’s border with the Gaza Strip and in other areas within the State of Israel. These attacks resulted in extensive deaths, injuries and kidnapping of civilians and soldiers. Following the attack, Israel’s security cabinet declared war against Hamas and a military campaign against these terrorist organizations commenced in parallel to their continued rocket and terror attacks. In addition, since the commencement of these events, there have been continued hostilities along Israel’s northern border with Lebanon (with the Hezbollah terror organization) and southern border (with the Houthi movement in Yemen, as described below). It is possible that hostilities with Hezbollah in Lebanon will escalate and that other terrorist organizations, including Palestinian military organizations in the West Bank as well as other hostile countries, such as Iran, will join the hostilities. Such clashes may escalate in the future into a greater regional conflict.

The intensity and duration of Israel’s current war against Hamas is difficult to predict, as are such war’s economic implications on our business and operations and on Israel’s economy in general. These events may be intertwined with wider macroeconomic indications of a deterioration of Israel’s economic standing that may involve a downgrade in Israel’s credit rating by rating agencies (such as the recent downgrade by Moody’s of its credit rating of Israel from A1 to A2, as well as the downgrade of its outlook rating from “stable” to “negative”), which may have a material adverse effect on us and our ability to effectively conduct our operations.

In connection with the Israeli security cabinet’s declaration of war against Hamas and possible hostilities with other organizations, several hundred thousand Israeli military reservists were drafted to perform immediate military service. Although many of such military reservists have since been released, they may be called up for additional reserve duty, depending on developments in the war in Gaza and along Israel’s other borders. As of February 27, 2024, two of our employees (out of 136 employees as of such date) have been called to service, both of which are part of the executive management of one of our subsidiaries. Additional employees may be called for service in the current or future wars or other armed conflicts in which Israel is or may become engaged and such persons may be absent for an extended period of time. As a result, our operations may be disrupted by such absences, which disruption may materially and adversely affect our business and results of operations. Additionally, the absence of employees of our Israeli suppliers and contract manufacturers due to their military service in the current or future wars or other armed conflicts may disrupt their operations, which in turn may materially and adversely affect our ability to deliver or provide products and services to customers.

The hostilities with Hamas, Hezbollah and other organizations and countries have included and may include terror, missile and drone attacks. In the event that our facilities are damaged as a result of hostile actions, or hostilities otherwise disrupt our ongoing operations, our ability to deliver or provide products and services in a timely manner to meet our contractual obligations towards customers and vendors could be materially and adversely affected. Our commercial insurance does not cover losses that may occur as a result of events associated with war and terrorism. Although the Israeli government currently covers the reinstatement value of direct damages that are caused by terrorist attacks or acts of war, we cannot assure you that such government coverage will be maintained or that it will sufficiently cover our potential damages. Any losses or damages incurred by us could have a material adverse effect on our business.

In addition, some countries around the world restrict doing business with Israel and Israeli companies, and additional countries may impose restrictions on doing business with Israel and Israeli companies if hostilities in Israel or political instability in the region continue or increase. In addition, there have been increased efforts by countries, activists and organizations to cause companies and consumers to boycott Israeli goods and services. In addition, in January 2024 the International Court of Justice, or ICJ, issued an interim ruling in a case filed by the Republic of South Africa against Israel in December 2023, making allegations of genocide amid and in connection with the war in Gaza, and ordered Israel, among other things, to take measures to prevent genocidal acts, prevent and punish incitement to genocide and take steps to provide basic services and humanitarian aid to civilians in Gaza. There are concerns that companies and businesses will terminate, and may have already terminated, certain commercial relationships with Israeli companies following the ICJ decision. The foregoing efforts by countries, activists and organizations, particularly if they become more widespread, as well as the ICJ rulings and future rulings and orders of other tribunals against Israel (if handed), may materially and adversely impact our ability to sell and provide our products and services outside of Israel.

Furthermore, following Hamas’ attack on Israel and Israel’s security cabinet declaration of war against Hamas, the Houthi movement, which controls parts of Yemen, launched a number of attacks on marine vessels traversing the Red Sea, which marine vessels were thought to either be in route towards Israel or to be partly owned by Israeli businesses. The Red Sea is a vital maritime route for international trade traveling to or from Israel. As a result of such disruptions, we may experience in the future delays in supplier deliveries, extended lead times, and increased cost of freight, increased insurance costs, purchased materials and manufacturing labor costs. The risk of ongoing supply disruptions may further result in delayed deliveries of our products and may also have adverse impact on economic conditions in Israel.

Finally, political conditions within Israel may affect our operations. Israel has held five general elections between 2019 and 2022.Prior to October 2023, the Israeli government pursued extensive changes to Israel’s judicial system which sparked extensive political debate and unrest. In response to such initiative, many individuals, organizations and institutions, both within and outside of Israel, voiced concerns that the proposed changes may negatively impact the business environment in Israel including due to reluctance of foreign investors to invest or transact business in Israel, as well as to increased currency fluctuations, downgrades in credit rating, increased interest rates, increased volatility in security markets and other changes in macroeconomic conditions. To date, these initiatives have been substantially put on hold. If such changes to Israel’s judicial system are again pursued by the government and approved by the parliament, this may have an adverse effect on our business, our results of operations and our ability to raise additional funds, if deemed necessary by our management and board of directors.

Any inability to meet the Nasdaq listing requirements may have an adverse effect on our share price and lead to our delisting from Nasdaq.

We are required to meet the continued listing requirements of Nasdaq, including those regarding minimum share price. In particular, we are required to maintain a minimum bid price for our listed ordinary shares of $1.00 per share. On October 31, 2022, we received a written notification from Nasdaq, which stated that because the closing bid price of our ordinary shares for 31 consecutive business days was below the minimum $1.00 per share bid price requirement for continued listing on the Nasdaq Capital Market, we were not in compliance with Nasdaq Listing Rule 5550(a)(2). Pursuant to Nasdaq Listing Rule 5810(c)(3)(A), the applicable grace period to regain compliance was 180 days, or until May 1, 2023.

On May 2, 2023, Nasdaq notified us that our transfer from the Nasdaq Global Market to the Nasdaq Capital Market was approved, and that we were eligible for an additional 180 calendar day period, or until October 30, 2023, to regain compliance with the bid price rules. Effective at the opening of business on May 4, 2023, our ordinary shares were transferred to the Nasdaq Capital Market. On July 17, 2023, we announced that Nasdaq confirmed that it regained compliance with Nasdaq Listing Rule 5550(a)(2) concerning the minimum bid price of our ordinary shares.

On September 18, 2023, we received another written notification from Nasdaq, which stated that because the closing bid price of our ordinary shares for 30 consecutive business days was below the minimum $1.00 per share bid price requirement for continued listing on the Nasdaq Capital Market, we were not in compliance with Nasdaq Listing Rule 5550(a)(2). Pursuant to Nasdaq Listing Rule 5810(c)(3)(A), hawse have a grace period of 180 days to regain compliance until March 18, 2024.

If we do not demonstrate compliance prior to the end of the 180-day period ending March 18, 2024, the Nasdaq staff may notify us that our ordinary shares will be subject to delisting. However, we may then be eligible for additional time of up to a further 180 calendar days to regain compliance if we meet the continued listing requirement for the market value of our publicly held shares and all other initial listing standards for the Nasdaq Capital Market, with the exception of the bid price requirement. To be eligible, we will also need to provide further written notice of our intention to cure the deficiency during the second compliance period. In such an event, we may implement a reverse split of our ordinary shares at such ratio as shall be determined by our board of directors. There are numerous factors and contingencies that could affect our price following a reverse split, including the status of the market for our ordinary shares at the time, our reported results of operations in future periods and general economic, market and industry conditions. Accordingly, the market price of our ordinary shares may not be sustainable at the direct arithmetic result of the reverse split. If the market price of our ordinary shares declines after the reverse split, our total market capitalization (the aggregate value of all of our outstanding ordinary shares at the then existing market price) after the reverse split will be lower than before the reverse split. In addition, the reverse split may result in some shareholders owning “odd lots” of less than 100 ordinary shares on a post-split basis. Odd lots may be more difficult to sell, or require greater transaction costs per share to sell, than shares in “round lots” of even multiples of 100 shares.

If Nasdaq initiates delisting proceedings or delists our ordinary shares from trading on its exchange, we could face significant material adverse consequences including reduced liquidity with respect to our ordinary shares, limited amount of news and analyst coverage for our company, reputational damage, diminished investor, supplier and employee confidence and decreased ability to issue additional securities or obtain additional financing in the future.

FORWARD-LOOKING STATEMENTS

This prospectus, including the information incorporated by reference in this prospectus, contains, and any prospectus supplement or document incorporated by reference therein may contain, statements that are forward-looking statements about our expectations, beliefs or intentions regarding, among other things, our product development efforts, business, financial condition, results of operations, strategies, plans and prospects. Forward-looking statements can be identified based on our use of forward-looking words such as “believe,” “expect,” “intend,” “plan,” “may,” “should,” “anticipate,” “could,” “might,” “seek,” “target,” “will,” “project,” “forecast,” “continue” or their negatives or variations of these words or other comparable words, or by the fact that these statements do not relate strictly to historical matters. Forward-looking statements relate to anticipated or expected events, activities, trends or results as of the date they are made. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties that could cause our actual results to differ materially from any future results expressed or implied by the forward-looking statements. Many factors could cause our actual activities or results to differ materially from the activities and results anticipated in forward-looking statements.

We believe that our forward-looking statements are reasonable; however, these statements are only current predictions and are subject to known and unknown risks, uncertainties and other factors (including those identified above) that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from those anticipated by the forward-looking statements. We describe and/or refer to many of these risks in greater detail under the heading “Risk Factors” in this prospectus and in our 2022 annual report, and may further describe or refer to these risks in any prospectus supplement or document incorporated by reference herein or therein.

All forward-looking statements contained in any of the foregoing documents speak only as of the date of such documents and are expressly qualified in their entirety by the cautionary statements contained within the “Risk Factors” section of those documents (or documents incorporated by reference therein). We do not undertake to update or revise forward-looking statements to reflect events or circumstances that arise after the date on which such statements are made or to reflect the occurrence of unanticipated events, except as required by law. In evaluating forward-looking statements, you should consider these risks and uncertainties and not place undue reliance on our forward-looking statements.

OUR COMPANY

Our Business

We are a leading computational biology company aiming to revolutionize life-science product development across several market segments, including human health, agriculture, and other industries, by utilizing cutting-edge computational technologies.

The main challenge in product development in the life science industry is finding the winning candidates out of a vast number of possible prospects that address a complex myriad of criteria to reach successful products. We believe that by utilizing an advanced computational biology platform to identify the most promising candidates addressing multiple development challenges toward successful life-science products, we can increase the probability of success while reducing time and cost.

To achieve this mission, we established our unique Computational Predictive Biology, or CPB, platform, leveraging big data and artificial intelligence and incorporating deep multidisciplinary understanding in life sciences. The CPB platform is the basis for three technology engines; each focused on the direction and acceleration of the discovery and development of products based on one of the following core components: Microbes - MicroBoost AI, Small molecules - ChemPass AI, Genetic elements - GeneRator AI. In 2023, we emphasized our research and development efforts on MicroBoost AI and ChemPass AI, and we plan to maintain this focus moving forward.

We use our technological engines to support the development of life science-based products through dedicated subsidiaries and with strategic partners. Currently, our main activities are directed through our subsidiaries, that utilize the technological engines to develop human microbiome-based therapeutics by Biomica, ag-chemicals by Ag Plenus, ag-biologicals by Lavie Bio and castor seeds for bio-based industrial applications by Casterra.

The foregoing information about us is a general summary and is not intended to be comprehensive. For additional information about our business, you should refer to the information under the heading “Incorporation of Documents by Reference.” Before making an investment decision, you should read the entire prospectus, and our other filings with the SEC, including those filings incorporated herein by reference, carefully, including the sections entitled “Risk Factors” and “Forward-Looking Statements.”

CAPITALIZATION

Our capitalization will be set forth in a prospectus supplement to this prospectus or in a Report of Foreign Private Issuer on Form 6-K subsequently furnished to the SEC and specifically incorporated herein by reference.

USE OF PROCEEDS

Unless otherwise indicated in an accompanying prospectus supplement, the net proceeds from the sale of securities by our Company under this prospectus will be used for research and development, working capital, investments in our subsidiaries, sales and marketing activities and for general corporate purposes. We may also use a portion of the net of proceeds to acquire or invest in technologies, products and/or businesses that we believe are complementary to ours. Pending these uses, we may invest the net proceeds from the sale of securities in accordance with our investment policies, as amended from time to time. When securities are offered, the prospectus supplement relating thereto will set forth our intended use of the net proceeds that we receive from the sale of such securities.

DESCRIPTION OF SECURITIES

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement the particular terms of any securities offered by such prospectus supplement. If we so indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We may also include in the prospectus supplement information about material United States federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.

We may sell from time to time, in one or more offerings, ordinary shares, warrants, rights and/or units comprising any combination of these securities. The aggregate offering price for all securities that we may sell will not exceed $200,000,000.

DESCRIPTION OF ORDINARY SHARES

General

The following are summaries of material provisions of our articles of association, or articles, and the Israeli Companies Law 5759-1999, or the Companies Law, insofar as they relate to the material terms of our ordinary shares, and do not purport to be complete.

As of February 26, 2024, our authorized share capital consists of NIS 3,000,000 divided into 150,000,000 ordinary shares, par value NIS 0.02 per share. As of February 26, 2024, 50,623,278 ordinary shares were issued and outstanding. All of our outstanding ordinary shares are validly issued, fully paid and non-assessable. Our ordinary shares are not redeemable and do not have any preemptive rights.

Registration Number and Purposes of the Company

Our registration number with the Israeli Registrar of Companies is 51-283872-3. Our purpose, as set forth in our articles, is to engage in any lawful business.

Voting Rights

Holders of our ordinary shares have one vote for each ordinary share held on all matters submitted to a vote of shareholders at a shareholder meeting. Shareholders may vote at shareholder meetings either in person, by proxy or by written ballot. Israeli law does not allow public companies to adopt shareholder resolutions by means of written consent in lieu of a shareholder meeting. Shareholder voting rights may be affected by the grant of any special voting rights to the holders of a class of shares with preferential rights that may be authorized in the future. Except as otherwise disclosed herein, an amendment to our articles to change the rights of our shareholders requires the prior approval of a simple majority of our shares represented and voting at a general meeting and, to the extent applicable, of the holders of a class of shares whose rights are being affected.

Share Ownership Restrictions

The ownership or voting of ordinary shares by non-residents of Israel is not restricted in any way by our articles or the laws of the State of Israel, except that citizens of countries that are in a state of war with Israel may not be recognized as owners of ordinary shares.

Transfer of Shares

Fully paid ordinary shares are issued in registered form and may be freely transferred under our articles unless the transfer is restricted or prohibited by another instrument, Israeli law or the rules of a stock exchange on which the shares are traded.

Election of Directors

Our ordinary shares do not have cumulative voting rights for the election of directors. Rather, under our articles, our directors, other than external directors (to the extent required to be elected), are elected at each annual general meeting of the shareholders, upon expiration of the term of office, by the holders of a simple majority of our ordinary shares present in person or by proxy at such meeting (excluding abstentions). As a result, the holders of our ordinary shares that represent more than 50% of the voting power represented at a shareholder meeting and voting thereon (excluding abstentions) have the power to elect any or all of our directors. Vacancies on our board of directors, resulting from a resignation or other termination of service by a then serving director, or an additional authorized seat on our board of directors, may be filled by a vote of a simple majority of the directors then in office.

Dividend and Liquidation Rights

Under Israeli law, we may declare and pay a dividend only if, upon the reasonable determination of our board of directors, the distribution will not prevent us from being able to meet the terms of our existing and contingent obligations as they become due. Under the Companies Law, the distribution amount is further limited to the greater of retained earnings or earnings generated over the two most recent years according to our then last reviewed or audited financial statements, provided that the date of the financial statements is not more than six months prior to the date of distribution. In the event that we do not have retained earnings and earnings legally available for distribution, as defined in the Companies Law, we may seek the approval of the court in order to distribute a dividend. The court may approve our request if it is convinced that there is no reasonable concern that the payment of a dividend will prevent us from satisfying our existing and foreseeable obligations as they become due.

In the event of our liquidation, after satisfaction of liabilities to creditors, our assets will be distributed to the holders of ordinary shares on a pro-rata basis. Dividend and liquidation rights may be affected by the grant of preferential dividend or distribution rights to the holders of a class of shares with preferential rights that may be authorized in the future.

Shareholder Meetings

Under the Companies Law, we are required to convene an annual general meeting of our shareholders once every calendar year, not more than 15 months following the preceding annual general meeting. Our board of directors may convene a special general meeting of our shareholders and is required to do so at the request of two directors or one quarter of the members of our board of directors, or at the request of one or more holders of 5% or more of our share capital and 1% of our voting power, or the holder or holders of 5% or more of our voting power. All shareholder meetings require prior notice of at least 21 days and, in certain cases, 35 days. The chairperson of our board of directors or another one of our directors authorized by our board of directors presides over our general meetings. If either of such persons is not present within 15 minutes from the appointed time for the commencement of the meeting, the directors present at such meeting shall appoint one of our directors as the chairperson for such meeting, and if they fail to do so, then the shareholders present shall appoint one of our directors to act as chairperson, and if no director is present, then one of the shareholders present at such meeting shall act as chairperson. Subject to the provisions of the Companies Law and the regulations promulgated thereunder, only shareholders of record on a date decided upon by the board of directors, which may be between four and 40 days prior to the date of the meeting (depending on the type of meeting and whether written proxies are being used) are entitled to participate and vote at a general meeting of shareholders.

Quorum

Under our articles, the quorum required for a meeting of shareholders consists of at least two shareholders present in person, by proxy or by written ballot, who hold or represent between them at least 25% of our voting power. A meeting adjourned for lack of a quorum generally is adjourned to the same day in the following week at the same time and place (without requirement of additional notification to the shareholders), or to a later time, if indicated in the notice to the meeting or to such other time and place as determined by the board of directors in a notice to our shareholders. At the reconvened meeting, if a quorum is not present within half an hour from the appointed time for the commencement of the meeting, the meeting will take place so long as at least one shareholder is present (regardless of the voting power held or represented by any such shareholder(s)), unless the meeting was called pursuant to a request by our shareholders, in which case the quorum required is the number of shareholders required to call the meeting as described under “-Shareholder Meetings” above.

Resolutions

Under the Companies Law, unless otherwise provided in the articles or applicable law, all resolutions of the shareholders require a simple majority of the voting rights represented at the meeting, in person, by proxy or by written ballot, and voting on the resolution (excluding abstentions).

Access to Corporate Records

Under the Companies Law, all shareholders generally have the right to review minutes of our general meetings, our shareholder register, including with respect to material shareholders, our articles, our financial statements and any document we are required by law to file publicly with the Israeli Companies Registrar or the Israeli Securities Authority. Any shareholder who specifies the purpose of its request may request to review any document in our possession that relates to any action or transaction with a related party which requires shareholder approval under the Companies Law. We may deny a request to review a document if we determine that the request was not made in good faith, that the document contains a trade secret or patent or that the document’s disclosure may otherwise impair our interests.

Modification of Class Rights

The rights attached to any class of share (to the extent that we may have separate classes of shares in the future), such as voting, liquidation and dividend rights, may be amended by adoption of a resolution by the holders of a majority of our shares represented at the meeting and the holders of a majority of the shares of that class present at a separate class meeting, or otherwise in accordance with the rights attached to such class of shares, as set forth in our articles.

Acquisitions under Israeli Law

Full Tender Offer

A person wishing to acquire shares or a class of shares of an Israeli public company such as ours and who would, as a result, own more than 90% of the target company’s issued and outstanding share capital or of a certain class of its shares, is required by the Companies Law to make a full tender offer (as defined in the Companies Law) to all of the company’s shareholders for the purchase of all of the issued and outstanding shares of the company or class of shares. If either (i) the shareholders who do not accept the offer hold, in the aggregate, less than 5% of the issued and outstanding share capital of the company or of the applicable class, and more than half of the shareholders who do not have a personal interest in the offer accept the offer, or (ii) the shareholders who do not accept the offer hold less than 2% of the issued and outstanding share capital of the company or of the applicable class, then all of the shares that the acquirer offered to purchase will be transferred to the acquirer by operation of law. However, a shareholder that had its shares so transferred, whether or not it accepted the tender offer (unless otherwise provided in the offering memorandum for the tender offer), may, within six months from the date of acceptance of the tender offer, petition the court based on a claim that the tender offer was for less than fair value and that the fair value should be paid as determined by the court. If both of the foregoing conditions (i) and (ii) are not satisfied, the acquirer may not acquire shares of the company that will increase its holdings to more than 90% of the company’s issued and outstanding share capital or of the applicable class from shareholders who accepted the full tender offer. Shares purchased not in accordance with those provisions shall become “dormant shares” and shall not grant the purchaser any rights so long as they are held by the purchaser.

Special Tender Offer

Under the Companies Law, an acquisition pursuant to which a purchaser shall hold (i) a “controlling stake”, which is defined as 25% or more of the voting rights (assuming that no other shareholder holds a controlling stake), or (ii) more than 45% of the voting rights (assuming that no other shareholder owns more than 45% of the voting rights), of a public company such as ours may not be performed by way of market accumulation, but only by way of a special tender offer (as defined in the Companies Law) made to all of the company’s shareholders on a pro rata basis. A special tender offer may not be consummated unless a majority of the shareholders who have submitted their response to the offer have approved it. In counting the total votes of responding shareholders, shares held by the controlling shareholders, shareholders who have a conflict of interest with respect to the offer (referred to under the Companies Law as a “personal interest”), shareholders who own 25% or more of the voting rights in the company, relatives or representatives of any of the above, and the bidder, and corporations under their respective control, shall not be taken into account. A shareholder may object to such a tender offer without such objection being deemed as a waiver of his, her or its right to sell shares to the bidder if the offer is approved by a majority of the company’s shareholders despite the subject shareholder’s objection. Shares purchased by the bidder in violation of the foregoing rules shall become “dormant shares” and shall not grant the bidder any rights so long as they are held by the bidder. If a special tender offer is accepted, then the purchaser or any person or entity controlling it or under common control with the purchaser or such controlling person or entity may not make a subsequent tender offer for the purchase of shares of the target company and may not enter into a merger with the target company for a period of one year from the date of the initial tender offer, unless the purchaser or such person or entity undertook to effect such an offer or merger in the initial special tender offer.

Under regulations enacted pursuant to the Companies Law, the above special tender offer requirements do not apply to companies whose shares are listed for trading on a foreign stock exchange if, among other things, the relevant foreign laws or the rules of the stock exchange include provisions limiting the percentage of control which may be acquired or requiring that the acquisition of such percentage of control requires making a tender offer to the public. However, we believe that the Israeli Securities Authority’s current opinion is that such leniency does not apply with respect to companies such as ours whose shares are listed for trading on stock exchanges in the United States, including the Nasdaq.

Merger

The Companies Law requires that a merger transaction must be approved by (i) each party’s board of directors, and, unless certain requirements described under the Companies Law are met, (ii) a majority of each party’s shares (including, if relevant, a majority of each class of shares of each party) voted on the proposed merger at a shareholders meeting called with at least 35 days’ prior notice.

For purposes of the shareholder vote, unless a court rules otherwise, the merger requires approval by a majority of the shares represented at the shareholders meeting that are held by parties other than the other party to the merger, or by any person who holds 25% or more of the outstanding shares or the right to appoint 25% or more of the directors of the other party. If the merger would have been approved if not for (a) the required separate approval of each class of shares of the merging party (if relevant), or (b) the exclusion of the votes of certain shareholders, as provided above, a court may still approve the merger upon the request of holders of at least 25% of the voting rights of the merging party, if the court holds that the merger is fair and reasonable, taking into account the value of the parties to the merger and the consideration offered to the shareholders.

Upon the request of a creditor of either party to the proposed merger, the court may delay or prevent the merger if it concludes that there exists a reasonable concern that, as a result of the merger, the surviving company will be unable to satisfy the obligations of any of the parties to the merger, and may further give instructions to secure the rights of creditors.

In addition, a merger may not be completed unless at least 50 days have passed from the date that a proposal for approval of the merger was filed by each party with the Israeli Registrar of Companies and 30 days have passed from the date the merger was approved by the shareholders of each party.

Antitakeover Measures under Israeli Law

The Companies Law allows us to create and issue shares having rights different from those accompanying our ordinary shares, including shares providing certain preferred rights, distributions or other rights, including preemptive rights. As of the date of this prospectus, we do not have any authorized or issued shares other than our ordinary shares. In the future, if we do create and issue a class of shares other than ordinary shares, the holders of such class of shares, depending on the specific rights to which they may be entitled, may delay or prevent a takeover or otherwise prevent our shareholders from realizing a potential premium over the market value of their ordinary shares. The authorization of a new class of shares would require the amendment of our articles, which requires the prior approval of the holders of a majority of our shares present and voting at a general meeting. However, the TASE rules and regulations prohibit a listed company from having more than one class of shares listed, and the TASE’s current position is that a listed company may not issue or list preferred shares. Therefore, assuming that the TASE’s current position does not change, as long as our ordinary shares are listed on the TASE, we will be prohibited from issuing preferred shares.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase our ordinary shares in one or more series together with other securities or separately, as described in the applicable prospectus supplement. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

●	the title of such warrants;

●	the aggregate number of such warrants;

●	the price or prices at which such warrants will be issued;

●	the price at which, and the currency or currencies in which, the securities upon exercise of such warrants may be purchased;

●	the designation, amount and terms of the securities purchasable upon exercise of such warrants;

●	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

●	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

●	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

●	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

●	information with respect to book-entry procedures, if any;

●	if applicable, any material Israeli and U.S. federal income tax considerations;

●	the anti-dilution provisions of such warrants, if any; and

●	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF RIGHTS

General

We may issue subscription rights to purchase our ordinary shares. Rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the rights in such offering, as described in the applicable prospectus supplement. In connection with any offering of rights, we may enter into a standby arrangement with one or more underwriters or purchasers pursuant to which such underwriters or other purchasers will purchase any offered securities remaining unsubscribed for after such offering. We may also appoint a rights agent that may act solely as our agent in connection with the rights that are sold in such offering, as described in the applicable prospectus supplement. Any such agent will not assume any obligation or relationship of agency or trust with any of the holders of the rights. The following description sets forth certain general terms and provisions of the rights to which any prospectus supplement may relate. The particular terms of the rights to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the rights so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the rights, rights agreement or rights certificates described in a prospectus supplement differ from any of the terms described herein, then the terms described herein will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable rights agreement and rights certificate for additional information before you decide whether to purchase any of our rights.

The applicable prospectus supplement will describe the following terms of rights in respect of which this prospectus is being delivered:

●	the date of determining the shareholders entitled to the rights distribution;

●	the exercise price for such rights;

●	the number of such rights issued with respect to each ordinary share;

●	the extent to which such rights are transferable;

●	if applicable, a discussion of the material Israeli and U.S. income tax considerations applicable to the issuance or exercise of such rights;

●	the date on which the right to exercise such rights shall commence, and the date on which such rights shall expire (subject to any extension);

●	the extent to which such rights include an over-subscription privilege with respect to unsubscribed securities;

●	if applicable, the material terms of any standby underwriting or other purchase arrangement, or any agency agreement, that we may enter into in connection with the rights offering; and

●	any other terms of such rights, including terms, procedures and limitations relating to the exchange and exercise of such rights.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of our ordinary shares, warrants, rights and/or any combination of such securities. The applicable prospectus supplement will describe:

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the terms of the units and of the ordinary shares, warrants and/or rights comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

●	a description of the terms of any unit agreement governing the units or any arrangement with an agent that may act on our behalf in connection with the unit offering; and

●	a description of the provisions for the payment, settlement, transfer or exchange of the units.

RESEARCH GRANTS

Our research and development efforts have been financed, in part, through grants from the Israel Innovation Authority, or IIA, Israel-U.S. Binational Industrial Research and Development, or BIRD, The Canada-Israel Industrial Research and Development Foundation, or CIIRDF, and the European Union, or EU. From our inception through 2022, we received grants totaling approximately $8.9 million (including accrued interest) from the IIA, and repaid approximately $3.5 million, in respect of refundable projects. We also received an additional approximately $4.9 million in respect of several non-refundable projects. In addition, we have received grants totaling approximately $1 million (linked to the U.S. Consumer Price Index) from BIRD and have repaid approximately $0.5 million, whereas the remaining approximately $0.4 million of grants from BIRD have been cancelled, as we decided to withdraw from the relevant project. We have received grants totaling approximately $1.1 million from the EU, which are not required to be repaid. As of December 31, 2022, we had two active research grants under which we have received funding from the IIA. On May 9, 2023, we announced that we were granted an EU Horizon grant of approximately €1.2 million to support the creation of oil-seed crops that have high carbon-dioxide assimilation and enhanced drought tolerance. The project, Crop4Clima, has an overall budget of approximately €2.5 million and is expected to be executed over 32 months. This grant follows the successful completion of the FutureAgriculture Consortium's proof-of-concept in 2021, which demonstrated the potential for increased agricultural productivity and environmental sustainability.

In January 2018, we announced participation in a three-year IIA-sponsored Phenomics Consortium to develop tools and systems for precision agriculture and innovative development of agriculture products. Except for us, the Phenomics Consortium consists of several Israeli industrial companies and academic institutions. The goal of the consortium is to develop plant phenotyping technologies, including the generation of comprehensive agricultural ‘Big-Data’ and the development of artificial intelligence algorithms for real time analysis of phenotypic data. The grant for the consortium was originally approved for calendar year 2018 in an amount of approximately $5 million, of which approximately $1.4 million was granted to us. By the end of 2018, the grant was extended by an additional six months to a total period of 18 months until mid-2019, and the grant amount was updated to approximately $7.6 million total, of which approximately $2.5 million was granted to us. In June 2019, the IIA approved the continuation of the consortium following such 18-month period, until the end of 2020, which would complete a three-year workplan, and granted an additional amount of approximately $7.5 million, of which approximately $1.9 million was granted to us.

In June 2020, we announced participation in a three-year workplan, IIA-sponsored CRISPR-IL Consortium to develop an artificial intelligence (AI) based, end-to-end system for genome-editing to be used in multi-species including human, plant, and certain animal DNA, applicable to market segments in pharma, agriculture and aquaculture. In addition to Evogene, the CRISPR-IL Consortium consists of several Israeli industrial companies and academic institutions. The goal of the consortium is to develop an artificial intelligence-based system, “Go-Genome”, providing users improved genome-editing workflows. The system aims to provide end-to-end solutions, from user interface to an accurate measurement tool. The total budget for the consortium was approved for the first 18 months in an amount of approximately $10.2 million, of which approximately $1.3 million was allocated to us, and for the additional 18 months was approved an amount of approximately $15.4 million, of which approximately $1.9 million was allocated to us.

Participation in the IIA-sponsored consortium programs as described above, does not obligate us to pay royalties to the IIA, however, the know-how developed in such consortium programs is subject to the provisions and restrictions under the Innovation Law, as further detailed below.

In March 2020 and March 2021, Lavie Bio obtained an IIA approval to receive a grant for its third and fourth year programs, respectively, for bio fungicides for mildew in fruit and vegetables. The total approved budgets for each of the third and fourth year programs were NIS 3.9 million (approximately $1.1 million for the third year and approximately $1.2 million for the fourth year). In addition, during October 2022, Lavie Bio obtained IIA approval to receive a grant for the development of bio fungicide against soil diseases, seed rot, root and stem rot. The total approved budget was approximately NIS 1.9 million (approximately $0.6 million).

In 2020, Ag Plenus obtained IIA approval to receive a grant for its first-year program for development of novel herbicides. The total approved budget was NIS 3.1 million (approximately $1.0 million).

We entered into agreements with certain of our subsidiaries in the framework of which they were granted permission to use our technology and related know how, which was funded by the IIA. Evogene remains responsible to the IIA for the obligations regarding such IIA funding.

Below is a description of our obligations in connection with the grants received from IIA under the Innovation Law:

•	Royalties to the IIA

Under the Innovation Law and the regulations thereunder, a recipient of IIA grants is required to return the grants by the payment of royalties of 3% to 6% on the revenues generated from the sale of products (and related services) developed (in whole or in part) under an IIA program up to the total amount of the grants received from the IIA and is linked to the U.S. dollar. Pursuant to the latest IIA regulations, grants received from the IIA before June 30, 2017, bear an annual interest rate that applied at the time of the approval of the applicable file and such interest will apply to all the funding received under that approval. Grants received from the IIA after June 30, 2017, bear an annual interest rate based on the 12-month London Interbank Offered Rate, or LIBOR, until December 31, 2023, and as of January 1, 2024, bear an annual interest rate based on the 12-month Secured Overnight Financing Rate, or the SOFR, or in an alternative publication by the Bank of Israel, with the addition of 0.71513%. Grants approved after January 1, 2024, shall bear the higher of 12 months SOFR interest, plus 1% or a fixed annual interest rate of 4%.

•	Local Manufacturing Obligation

The terms of the grants under the Innovation Law require that we manufacture the products developed with these grants in Israel (but do not restrict the sale of products that incorporate the know-how). Under the regulations promulgated under the Innovation Law, the products may be manufactured outside Israel by us or by another entity only if prior approval is received from the IIA (such approval is not required for the transfer of up to 10% of the manufacturing capacity in the aggregate, in which case a notice must be provided to the IIA and not objected to by the IIA within 30 days of such notice).

•	Know-How Transfer Limitation

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The Innovation Law restricts the ability to transfer know-how funded by the IIA outside of Israel. Transfer of IIA funded know-how outside of Israel requires prior approval of the IIA and may be subject to payments to the IIA, calculated according to formulae provided under the Innovation Law. The redemption fee is subject to a cap of six times the total amount of the IIA grants, plus interest accrued thereon (i.e. the total liability to the IIA, including accrued interest, multiplied by six). If we wish to transfer IIA funded know-how, the terms for approval will be determined according to the nature of the transaction and the consideration paid to us in connection with such transfer.

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Approval of transfer of IIA funded know-how to another Israeli company may be granted only if the recipient abides by the provisions of the Innovation law and related regulations, including the restrictions on the transfer of know-how and manufacturing rights outside of Israel.

•	Change of Control

Any non-Israeli citizen, resident or entity that, among other things, (i) becomes a holder of 5% or more of our share capital or voting rights, (ii) is entitled to appoint our directors or our chief executive officer or (iii) serves as one of our directors or as our chief executive officer (including holders of 25% or more of the voting power, equity or the right to nominate directors in such direct holder, if applicable) is required to notify the IIA and undertake to comply with the rules and regulations applicable to the grant programs of the IIA, including the restrictions on transfer described above.

Approval to manufacture products outside of Israel or consent to the transfer of IIA funded know-how, if requested, is within the discretion of the IIA. Furthermore, the IIA may impose certain conditions on any arrangement under which it permits us to transfer IIA funded know-how or manufacturing out of Israel.

The consideration available to our shareholders in a future transaction involving the transfer outside of Israel of know-how developed with IIA funding (such as a merger or similar transaction) may be reduced by any amounts that we are required to pay to the IIA.

PLAN OF DISTRIBUTION

We may sell the securities described in this prospectus from time to time in one or more of the following ways:

•	through agents to the public or investors;

•	to or through one or more underwriters on a firm commitment or agency basis;

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to or through dealers, who may act as agents or principals, including a block trade (which may involve crosses) in which a broker or dealer so engaged will attempt to sell as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

•	directly to purchasers, including our affiliates, through a specific bidding or auction process, on a negotiated basis or otherwise;

•	exchange distributions and/or secondary distributions;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	transactions not involving market makers or established trading markets, including direct sales or privately negotiated transactions;

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in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act of 1933, as amended, or the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	directly to a purchaser pursuant to what is known as an “equity line of credit” as described below;

•	through any other method permitted pursuant to applicable law; or

•	through a combination of any such methods of sale.

At any time at which a particular offer of the securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed, which will describe the type of securities and the aggregate number of securities covered by this prospectus being offered and the terms of the offering, including any public offering price, any securities exchange or market on which the ordinary shares may be listed, the purchase price and/or any public offering price, and the proceeds we will receive from the sale, the name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation from us, including any options pursuant to which underwriters may purchase additional securities from us, and any discounts, commissions or concessions allowed or re-allowed or paid to dealers. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus. In order to comply with the securities laws of certain states, if applicable, the securities sold under this prospectus may only be sold through registered or licensed broker-dealers. In addition, in some states, the securities may not be sold unless they have been registered or qualified for sale in the applicable state, or an exemption from registration or qualification requirements is available and is complied with.

The distribution of securities may be effected from time to time in one or more transactions, including block transactions and transactions on the Nasdaq, TASE or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Any dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If any such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. Subject to certain conditions, the underwriters will be obligated to purchase all the securities offered by the prospectus supplement. We may change from time to time the public offering price, if any, and any discounts or concession allowed or reallowed or paid to dealers. The prospectus and prospectus supplement and free writing prospectuses, if any, will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.

We may sell the securities directly or through agents we designate from time to time. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

We may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

We may also sell securities pursuant to an “equity line of credit”. In such event, we will enter into a purchase agreement for the sale of ordinary shares with the purchaser to be named therein, which will be described in a Report of Foreign Private Issuer on Form 6-K that we will file with the SEC. In that Report of Foreign Private Issuer on Form 6-K, we will describe securities that we may require the purchaser to purchase under the purchase agreement and the other terms of purchase, and any rights that the purchaser is granted to purchase securities from us. In addition to our issuance of ordinary shares to the equity line purchaser pursuant to the purchase agreement, this prospectus (and the applicable prospectus supplement or post-effective amendment to the registration statement of which this prospectus forms a part) also covers the resale of those shares from time to time by the equity line purchaser to the public. The equity line purchaser will be considered an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act. Its resales may be effected through a number of methods, including without limitation, ordinary brokerage transactions and transactions in which the broker solicits purchasers and block trades in which the broker or dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction. The equity line purchaser will be bound by various anti-manipulation rules of the SEC and may not, for example, engage in any stabilization activity in connection with its resales of our securities and may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

Agents, underwriters and dealers may be entitled under agreements that may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement will describe the terms and conditions of the indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates, may be customers of, engage in transactions with, or perform services for, us or our subsidiaries.

Any person participating in the distribution of securities registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our securities by that person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our securities to engage in market-making activities with respect to our securities. These restrictions may affect the marketability of our securities and the ability of any person or entity to engage in market-making activities with respect to our securities.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions, penalty bids and other transactions that stabilize, maintain or otherwise affect the price of the offered securities. These activities may maintain the price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate-covering transactions or imposing penalty bids, each of which is described below:

•	A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

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A syndicate-covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

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A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise. If commenced, the underwriters may discontinue any of these activities at any time.

If so indicated in the applicable prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase offered securities from us at the public offering price set forth in such prospectus supplement, pursuant to delayed-delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

Any underwriters to whom offered securities are sold for public offering and sale may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market-making at any time without notice. We cannot give any assurance as to liquidity of the trading market for our ordinary shares. We do not know at the current time whether the offered securities will be listed on the Nasdaq, the TASE and/or any other organized market.

In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with those arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in those outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

LEGAL MATTERS

Certain legal matters with respect to Israeli law and with respect to the validity of the offered securities under Israeli law will be passed upon for us by Meitar | Law Offices, Ramat Gan, Israel. Certain legal matters with respect to New York law and U.S. federal securities law will be passed upon for us by Sullivan & Worcester LLP, New York, New York. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in an applicable prospectus supplement.

EXPERTS

Our consolidated financial statements as of December 31, 2022 and 2021 and for each of the three years ended December 31, 2022, incorporated in this prospectus by reference to our annual report on Form 20-F for the year ended December 31, 2022, have been audited by Kost Forer Gabbay & Kasierer (a member of Ernst & Young Global), an independent registered public accounting firm, as stated in their report, incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report, given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act that are applicable to a foreign private issuer. In accordance with the Exchange Act, we file reports, including annual reports on Form 20-F, with the SEC. We also furnish to the SEC under cover of Form 6-K material information required to be made public in Israel, filed with and made public by any stock exchange or distributed by us to our shareholders. As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders, and our officers, directors and principal shareholders are exempt from the “short-swing profits” reporting and liability provisions contained in Section 16 of the Exchange Act and related Exchange Act rules.

The registration statement on Form F-3 of which this prospectus forms a part, including the exhibits and schedules thereto, and reports and other information are filed by us with, or furnished to, the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers, such as us, that file electronically with the SEC (http://www.sec.gov).

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We file or furnish annual and current reports and other information with the SEC (File Number 001-36187). These filings and other submissions contain important information that does not appear in this prospectus. The SEC allows us to “incorporate by reference” information in this prospectus, which means that we can disclose important information to you by referring you to other documents that we have filed or furnished, or will file or furnish, with or to the SEC and such information incorporated by reference is then considered to be part of this prospectus.

We incorporate by reference in this prospectus the documents listed below and all amendments or supplements to such documents that we may file or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act:

•	Our 2022 annual report, filed with the SEC on March 30, 2023;

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The description of our ordinary shares contained in Form 8-A, File No. 001-36187, filed with the SEC on December 29, 2016, as amended by Exhibit 2.1 to our annual report for the year ended December 31, 2021; and

•
Our Reports of Foreign Private Issuer on Form 6-K furnished to the SEC on March 30, 2023; April 27, 2023 (relating solely to the press release dated April 27, 2023 and attached as Exhibit 99.1 thereto); May 3, 2023, May 4, 2023, May 9, 2023 (excluding the quotes in fifth, sixth and seventh paragraphs contained in Exhibit 99.1 therein), May 11, 2023, May 18, 2023 (relating solely to the GAAP financial statements tables contained in the press release attached as Exhibit 99.1 thereto); , June 21, 2023 (excluding the statement of Casterra’s Chief Executive Officer contained in Exhibit 99.1 therein); July 3, 2023 (excluding the statement of Casterra’s Chief Executive Officer contained in Exhibit 99.1 therein); July 17, 2023 (excluding the statements of Lavie Bio’s Chief Executive Officer and Corteva’s Chief Technology and Digital Officer contained in Exhibit 99.1 therein); July 17, 2023, July 17, 2023 (excluding Exhibit 99.1 thereto); August 17, 2023 (excluding the statements of Evogene’s President and CEO and Evogene’s CFO contained in Exhibit 99.1 therein), September 13, 2023; September 21, 2023; November 15, 2023 (excluding the statements of Evogene’s President and CEO contained in Exhibit 99.1 therein); December 19, 2023 (excluding Exhibit 99.1 thereto); January 17, 2024 (excluding the statement of Biomica’s CEO contained in Exhibit 99.1 therein); February 21, 2024 (excluding Exhibit 99.1 thereto); and February 22, 2024 (excluding the statement of the incoming CEO of Ag Plenus and of the CEO of Evogene in Exhibit 99.1 thereto).

We furthermore incorporate by reference in this prospectus each of the following documents, which will be considered a part of this prospectus from the date of filing or furnishing of such documents:

•	all subsequent Annual Reports on Form 20-F filed after the effective date of the registration statement of which this prospectus forms a part and prior to the termination of this offering; and

•
any Reports of Foreign Private Issuer on Form 6-K subsequently furnished to the SEC after the effective date of the registration statement of which this prospectus forms a part, or portions thereof, that we specifically identify in such reports as being incorporated by reference in that registration statement.

Certain statements in and portions of this prospectus update and replace information in the above-listed, already-filed or furnished documents incorporated by reference. Likewise, statements in or portions of a future document listed above that is incorporated by reference in this prospectus may update and replace statements in and portions of this prospectus or the above-listed documents.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge, upon written or oral request, a copy of any or all of the information that has been incorporated by reference in this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to our headquarters, which are currently located at 13 Gad Feinstein Street, Park Rehovot, Rehovot, 7638517, Attn: VP Legal Affairs & Company Secretary, telephone number: +972-8-9311-971. Copies of these filings and submissions may also be accessed at our website, https://www.evogene.com/. Information contained in our website is not part of this prospectus.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the State of Israel. Service of process upon us and upon certain of our directors and officers and the Israeli experts named in this prospectus whom reside outside of the United States, may be difficult to obtain within the United States. Furthermore, because a significant portion of our assets and substantially all of our directors and officers are located outside of the United States, any judgment obtained in the United States against us or any of our directors and officers may be difficult to collect within the United States.

It may be difficult to assert U.S. securities law claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on a violation of U.S. securities laws based on the reasoning that Israel is not the most appropriate forum to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact, which can be a time-consuming and costly process. Certain matters of procedure will also be governed by Israeli law.

Subject to specified time limitations and legal procedures, Israeli courts may enforce a United States judgment in a civil matter which, subject to certain exceptions, is non-appealable, including judgments based upon the civil liability provisions of the Securities Act and the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that:

•
the judgments are obtained after due process before a court of competent jurisdiction, according to the laws of the state in which the judgment is given and the rules of private international law currently prevailing in Israel;

•
the prevailing law of the foreign state in which the judgments were rendered allows the enforcement of judgments of Israeli courts (however, the Israeli courts may waive this requirement following a request by the attorney general);

•	adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard and to present his or her evidence;

•	the judgments are not contrary to public policy, and the enforcement of the civil liabilities set forth in the judgments does not impair the security or sovereignty of the State of Israel;

•	the judgments were not obtained by fraud and do not conflict with any other valid judgment in the same matter between the same parties;

•	an action between the same parties in the same matter is not pending in any Israeli court at the time the lawsuit is instituted in the foreign court; and

•	the obligations under the judgment are enforceable according to the laws of the State of Israel and according to the law of the foreign state in which the relief was granted.

We have irrevocably appointed Puglisi & Associates as our agent to receive service of process in any action against us in any United States federal or state court arising out of any offering, or any purchase or sale of securities in connection with any offering, under this prospectus.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. Under existing Israeli law, a foreign judgment payable in foreign currency may be paid in Israeli currency at the rate of exchange in force on the date of the payment. Current Israeli exchange control regulations also permit a judgment debt or to make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index, plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

OFFERING EXPENSES

The following is a statement of expenses in connection with the distribution of the securities registered. All amounts shown are estimates, except the SEC registration fee. Each prospectus supplement describing an offering of securities will reflect the estimated expenses related to the offering of securities under that prospectus supplement.

SEC registration fee	$22,163.57
Trustees’ and transfer agents’ fees	*
Printing and engraving costs	*
Legal fees and expenses	*
Accountants fees and expenses	*
Miscellaneous	*

Total	*

* These fees and expenses depend on the number of securities offered and the number of offerings by us under this prospectus, and, accordingly, cannot be estimated at this time.

265,000 Ordinary Shares
1,427,308 Pre-Funded Warrants to Purchase up to 1,427,308 Ordinary Shares
Up to 1,427,308 Ordinary Shares underlying such Pre-Funded Warrants

PROSPECTUS SUPPLEMENT

Sole Placement Agent

A.G.P.

 The date of this prospectus supplement is August 23, 2024